SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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GREIF, INC.

(Name of Registrant as Specified in Its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement)

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GREIF, INC.

425 Winter Road

Delaware, Ohio 43015

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Greif, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of Greif, Inc. (the “Company”) will be held at its principal executive offices, 425 Winter Road, Delaware, Ohio 43015, on March 3, 2015, at 10:00 A.M., Eastern Time, for the following purposes:

1.	To elect ten directors to serve for a one-year term;

2.	To consider and vote upon a proposal to amend certain material terms of the Company’s 2001 Management Equity Incentive and Compensation Plan; and

3.	To transact such other business as may properly come before the meeting or any and all adjournments.

Only stockholders of record of the Class B Common Stock at the close of business on January 5, 2015, will be entitled to vote.

Whether or not you plan to attend this meeting, we hope that Class B stockholders will sign the enclosed proxy(s) and return them promptly in the enclosed envelope or vote by internet at www.proxyvote.com or by phone at +1 800 690 6903. If you are able to attend the meeting and wish to vote in person, at your request we will cancel your proxy.

Gary R. Martz
Secretary

January 26, 2015

GREIF, INC.

425 Winter Road

Delaware, Ohio 43015

PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MARCH 3, 2015

To the Stockholders of Greif, Inc.:

This Proxy Statement is being furnished to all stockholders of Greif, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Annual Meeting of Stockholders scheduled to be held on March 3, 2015, at 10:00 A.M., Eastern Time, at the Company’s principal executive offices, 425 Winter Road, Delaware, Ohio 43015. It is anticipated that this Proxy Statement and form of proxy will first be sent to the stockholders on or about February 3, 2015.

PROXIES AND VOTING

This Proxy Statement is being furnished to Class B stockholders of the Company, the only class of stockholders entitled to vote at the Annual Meeting of Stockholders, in connection with the solicitation by the Company’s Board of Directors (the “Board”) of proxies that will be used at the Annual Meeting of Stockholders. Class A stockholders are not entitled to vote at the Annual Meeting of Stockholders. Therefore, this Proxy Statement is being furnished to Class A stockholders for informational purposes only and no proxy is being solicited from them.

At the Annual Meeting of Stockholders, the Class B stockholders will vote upon the election of ten directors to serve for a one-year term and a proposal to amend certain material terms of the Company’s 2001 Management Equity Incentive and Compensation Plan (the “2001 Plan”). The Class B stockholders will also vote upon such other business as may properly come before the meeting or any and all adjournments.

The ten nominees receiving the highest number of votes will be elected as directors. Class B stockholders do not have the right to cumulate their votes in the election of directors.

The vote required to amend the 2001 Plan is the favorable vote of a majority of the outstanding shares of the Class B Common Stock voting on this proposal; provided that the total vote cast on the proposal represents over 50 percent in interest of all shares of Class B Common Stock entitled to vote on the proposal.

Shares of Class B Common Stock represented by properly executed proxies will be voted at the Annual Meeting of Stockholders in accordance with the choices indicated on the proxy. Any proxy may be revoked at any time prior to its exercise by delivering to the Company a subsequently dated proxy or by giving notice of revocation to the Company in writing or in open meeting. A Class B stockholder’s presence at the Annual Meeting of Stockholders does not by itself revoke the proxy.

Abstentions will be considered as shares of Class B Common Stock present at the Annual Meeting of Stockholders for purposes of determining the presence of a quorum. Abstentions will not be counted in the votes cast for the election of directors and will not have a positive or negative effect on the outcome of that election. Abstentions will be counted as votes cast regarding the proposal to amend the 2001 Plan and will have the same effect as a vote against such proposal.

If your Class B Common Stock is held in street name, you will need to instruct your broker regarding how to vote your Class B Common Stock. Pursuant to the rules of the New York Stock Exchange, your broker does not have discretion to vote your Class B Common Stock without your instructions with respect to certain matters. If you do not provide your broker with voting instructions, your shares of Class B Common stock will not be considered present at the Annual Meeting of Stockholders for purposes of determining the presence of a quorum or for voting on such matters.

This Proxy Statement, the form of proxy and the Company’s Annual Report are available at www.proxyvote.com.

The close of business on January 5, 2015, has been fixed as the record date for the determination of Class B stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournment thereof. On the record date, there were outstanding and entitled to vote 22,119,966 shares of Class B Common Stock. Each share of the Class B Common Stock is entitled to one vote in respect of the proposal or proposals to which such shares are entitled to vote.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

At the Annual Meeting of Stockholders, shares of the Class B Common Stock represented by the proxies, unless otherwise specified, will be voted to elect as directors for one-year terms Michael J. Gasser, David B. Fischer, Vicki L. Avril, Bruce A. Edwards, Mark A. Emkes, John F. Finn, Daniel J. Gunsett, Judith D. Hook, John W. McNamara and Patrick J. Norton, the ten persons recommended by the Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating Committee”), all of whom are currently directors of the Company. All ten members were identified and proposed as candidates for service on the Company’s Board based on their record of service and individual contributions to the overall mission and responsibilities of the Board. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected. In the event that any nominee named above is unable to serve (which is not anticipated), the persons named in the proxy may vote it for another nominee of their choice.

Proxies cannot be voted at the Annual Meeting of Stockholders for a number of persons greater than the number of nominees named in this Proxy Statement.

Biographies of Director Nominees

Set forth below is the following information regarding each person nominated for election as a director: his or her name; age as of March 3, 2015 (the date for the 2015 Annual Meeting of Stockholders); the year in which he or she first became a director; his or her principal occupation and business experience during at least the past five years; all positions he or she holds with the Company, if any; the names of other publicly held corporations for which he or she serves, or has served within the past five years, as a director; other pertinent qualifications; and the experience, qualifications, attributes or skills that led to the Nominating Committee’s conclusion that he or she should be nominated to serve as a director.

Michael J. Gasser, 63, has been a director since 1991 and has served as the Chairman of the Board of Directors since 1994. From November 2011 until his retirement as an employee of the Company in November 2012, Mr. Gasser served as Executive Chairman. Mr. Gasser previously served as Chief Executive Officer of the Company from 1994 until October 2011 and as President from November 2006 until October 2007. Mr. Gasser was first elected an executive officer of the Company in 1988. He is a member of the Executive and Stock Repurchase Committees. He is the lead independent director and a member of the finance and compensation committees for Bob Evans Farms, Inc., a restaurant and food products company. Mr. Gasser also serves as a trustee of The Ohio State University, a director of the Battelle Memorial Institute and a trustee of The James Foundation for The Ohio State University Comprehensive Cancer Center. In nominating Mr. Gasser, the Nominating Committee considered a number of factors including, but not limited to, his background, experience and judgment from working for the Company for over 30 years, his unique knowledge and understanding of the Company’s operations as Chief Executive Officer of the Company for more than 16 years, his experience as a director of a publicly traded restaurant and food products company, and his experience as a trustee of several institutions and foundations.

David B. Fischer, 52, has been a director since November 2011. He has served as Chief Executive Officer of the Company since November 2011 and as President since 2007. From 2007 to October 2011, Mr. Fischer also served as Chief Operating Officer of the Company. From 2004 to 2007, Mr. Fischer served as Senior Vice President and Divisional President, Industrial Packaging & Services — Americas, which also included responsibility for Africa. He assumed additional responsibility for Australia and Asia in 2005 and 2006, respectively. He is a member of the Executive and Stock Repurchase Committees. He is also a director and member of the audit, compensation and executive committees of Balchem Corporation, a manufacturer of performance ingredients and products for the food, nutritional, feed, pharmaceutical and medical sterilization industries, and a director and member of the compensation committee of Ingredion Incorporated, a global manufacturer and supplier of starch and sweetener ingredients. In nominating Mr. Fischer, the Nominating Committee considered a number of factors including, but not limited to, his background, experience and judgment from working for the Company as an executive officer and his unique knowledge and understanding of the Company’s operations as President and Chief Operating Officer of the Company for four years and as Chief Executive Officer and his experience as a director of two publicly traded manufacturing companies.

Vicki L. Avril, 60, has been a director since 2004. From June 2008 until her resignation in September 2013, Ms. Avril was the Chief Executive Officer and President of TMK IPSCO, a manufacturer of steel and tubular products. She had been an executive officer of TMK IPSCO since 2004, including serving as its Chief Financial Officer. From 2001 until its sale in 2003, Ms. Avril was Senior Vice President and Chief Financial Officer of Wallace Computer Services, Inc., a print management company. She is a member of the Audit Committee. She is also a director and member of the audit, compensation and governance and nominating committees of Global Brass and Copper Holdings, Inc., a fabricator, distributor and processor of specialized copper and brass products in North America, and a director of Commercial Metals Company, a global manufacturer, recycler, marketer and distributor of steel and metal products, related materials and services worldwide. In nominating Ms. Avril, the Nominating Committee considered a number of factors including, but not limited to, her background, experience and judgment as a chief financial officer and chief executive officer of a major manufacturing company and her experience as a director of two publicly traded manufacturing companies.

Bruce A. Edwards, 59, has been a director since 2006. From March 2008 until his retirement in October 2014, Mr. Edwards was on the Executive Management Board of Deutsche Post DHL, a global provider of mail and logistic services, with responsibility for running the supply chain operating unit of Deutsche Post DHL. From March 2007 until February 2008, Mr. Edwards was the Global Chief Executive Officer for DHL Supply Chain, a supply chain services division of a subsidiary of Deutsche Post DHL. Prior to that time, and for more than five years, he was Chief Executive Officer of Exel Americas, a supply chain services subsidiary of Deutsche Post DHL. He is a member of the Audit Committee. Mr. Edwards also serves as a director and member of the nomination and compensation committees of Ashtead PLC, a UK listed global equipment rental company and as director and member of the audit, remuneration and nomination committees of Synergy Health plc, a global provider of specialized outsourced services to healthcare providers. In nominating Mr. Edwards, the Nominating Committee considered a number of factors including, but not limited to, his background, experience and judgment as an executive officer of a global supply chain services company and as a director of two publicly traded companies listed on the UK stock exchange.

Mark A. Emkes, 62, has been a director since 2008. From January 2011 until May 2013, Mr. Emkes served as the Commissioner of Finance and Administration for the State of Tennessee. Previously, Mr. Emkes was the Chairman and Chief Executive Officer of Bridgestone Americas, Inc. and Bridgestone Americas Holdings, Inc., a tire and rubber manufacturing company for more than five years prior to his retirement from that position in February 2010. He was also the President of these companies from January 2009 until his retirement. He is a member of the Compensation Committee. Mr. Emkes also serves as director and a member of the audit and compensation committees of First Horizon National Corporation, which is the parent of First Tennessee Bank National Association. Mr. Emkes also serves as director and member of the compensation and director affairs/corporate governance committees of Clarcor, Inc. a diversified marketer and manufacturer of mobile, industrial and environmental filtration products and consumer packaging products. In addition, since August 2014, Mr. Emkes has served as director of Corrections Corporation of America, a prison operator and owner of correction and detention facilities. In nominating Mr. Emkes, the Nominating Committee considered a number of factors including, but not limited to, his background, experience and judgment as a senior state government official, as the chairman, chief executive officer and president of a major manufacturing company and as a director of three publicly traded companies listed on the NYSE.

John F. Finn, 67, has been a director since 2007. For more than five years, he has been the President and Chief Executive Officer of Gardner, Inc., a supply chain management company servicing industrial and consumer customers. He is a member of the Audit Committee. Mr. Finn also serves as a trustee and member of the governance committee of the J.P. Morgan Funds, a registered investment company. From January 1994 until November 2014, Mr. Finn served as a director and, most recently, as the presiding director and Chair of the nominating and governance committees of Cardinal Health, Inc., a healthcare services company. In nominating Mr. Finn, the Nominating Committee considered a number of factors including, but not limited to, his background, experience and judgment as chief executive officer of a major distribution company and as a former presiding director of a Fortune 20 healthcare services company.

Daniel J. Gunsett, 66, has been a director since 1996. For more than five years, he has been a partner with the law firm of Baker & Hostetler LLP and held the position of managing partner of the firm’s Columbus, Ohio office until December 2012. He is a member of the Compensation, Executive, Nominating and Corporate Governance, and Stock Repurchase Committees. In nominating Mr. Gunsett, the Nominating Committee considered a number of factors including, but not limited to, his background, experience and judgment as the managing partner of an office of a major national law firm.

Judith D. Hook, 61, has been a director since 2003. Ms. Hook has been an investor for more than five years. She is a member of the Compensation and Nominating and Corporate Governance Committees. Ms. Hook is the aunt of John W. McNamara. In nominating Ms. Hook, the Nominating Committee considered a number of factors including, but not limited to, her unique knowledge and understanding of the Company’s business based on her life long affiliation with the Company.

John W. McNamara, 50, has been a director since 2009. For more than five years, Mr. McNamara has been president and owner of Corporate Visions Limited, LLC, a provider of aviation management educational and training programs. He is a member of the Audit and Stock Repurchase Committees. Mr. McNamara is the nephew of Judith D. Hook. In nominating Mr. McNamara, the Nominating Committee considered a number of factors including, but not limited to, his background, experience and judgment as owner and president of an aviation services company.

Patrick J. Norton, 64, has been a director since 2003. From May 2000 until his retirement in January 2003, Mr. Norton served as Executive Vice President and Chief Financial Officer of The Scotts Miracle-Gro Company, a consumer lawn and garden products company. He is a member of the Compensation and Executive Committees. For more than five years prior to January 2010, Mr. Norton served as a director of The Scotts Miracle-Gro Company. In nominating Mr. Norton, the Nominating Committee considered a number of factors including, but not limited to, his background, experience and judgment as an executive officer and director of a publicly traded manufacturing company.

Directors Attendance at Annual Meeting of Stockholders

Under the Company’s Corporate Governance Guidelines, directors are expected to attend the Company’s annual meeting of stockholders. All of the director nominees attended the 2014 annual meeting of stockholders.

PROPOSAL NO. 2 — MODIFICATION OF CERTAIN MATERIAL TERMS OF THE 2001 MANAGEMENT EQUITY INCENTIVE AND COMPENSATION PLAN

At the 2002 annual meeting of stockholders, the Class B stockholders first approved the Company’s 2001 Management Equity Incentive and Compensation Plan, hereinafter referred to as the “2001 Plan.” The 2001 Plan was subsequently amended at the 2011 annual meeting of stockholders to extend the time period under which awards may be granted under the 2001 Plan from December 4, 2010 to December 4, 2015.

At the Annual Meeting of Stockholders, the Class B stockholders will be requested to consider and act upon a proposal:

•	to extend the time period under which awards may be granted under the 2001 Plan from December 4, 2015 to December 4, 2020; and

•

to add provisions that restrict the Stock Option Committee (a) from decreasing the exercise price of stock options previously issued pursuant to the 2001 Plan, and (b) from purchasing stock options previously issued pursuant to the 2001 Plan at a price that exceeds the current fair market value per share, without the approval of the holders of a majority of the shares of Class B Common Stock of the Company.

The purpose of the 2001 Plan is to advance the interests of the Company and its stockholders by providing a means of attracting and retaining key employees for the Company and its subsidiary corporations. The 2001 Plan does so by providing the means to award stock options and shares of common stock to these key employees. Since 2005, the Company has not made any awards under the 2001 Plan other than as a component of the hiring packages of two executives. While it is the present intention of the Compensation Committee not to commence making annual awards under the 2001 Plan, the Compensation Committee desires to maintain flexibility in making stock-based awards available in certain circumstances, such as a component of compensation packages offered to attract new key employees.

As of January 5, 2015, there were no outstanding stock options under the 2001 Plan. No awards under the 2001 Plan are contemplated for fiscal year 2015, and no awards were made under the 2001 Plan during fiscal year 2014 other than an award of 15,000 Restricted Shares (as defined below) made to Lawrence A. Hilsheimer, the Company’s Executive Vice President and Chief Financial Officer, as a component of his hiring compensation package.

Summary of the 2001 Plan

The following discussion describes important aspects of the 2001 Plan. This discussion is intended to be a summary of the material provisions of the 2001 Plan. Because it is a summary, some details that may be important to you are not included. For this reason, the entire 2001 Plan as previously amended is attached as Exhibit A to this Proxy Statement. You are encouraged to read the 2001 Plan in its entirety.

Any reference in the following discussion to “share” or “shares” refers to a share or shares of the Company’s Class A Common Stock, the only class of shares which may be issued under the terms of the 2001 Plan.

Administration

The 2001 Plan is administered by the Compensation Committee. Among other matters, the Compensation Committee has the authority to select officers and other key employees to participate in the 2001 Plan, to grant awards, to determine the number and types of awards, and to determine the other terms and conditions of any award (subject to the terms of the 2001 Plan). The Compensation Committee also has the authority to establish and amend rules and regulations relating to the 2001 Plan and to make all other determinations necessary or advisable for the administration of the 2001 Plan. All decisions made by the Compensation Committee pursuant to the 2001 Plan are made at the Compensation Committee’s sole discretion and will be final and binding.

Eligibility

Officers and other key employees of the Company or one or more of its subsidiaries who have responsibilities affecting the management, development, or financial success of the Company or one or more of its subsidiaries are eligible to receive awards under the 2001 Plan (“Eligible Participants”). The Compensation Committee is responsible for determining which officers and employees of the Company satisfy these criteria. As of the date of this proxy statement, the approximate number of individuals who qualify as Eligible Participants is 65.

Types of Award; Terms and Conditions

The types of awards that may be granted under the 2001 Plan fall within two categories: stock options and shares of stock. Specifically, the 2001 Plan provides for the following type of awards:

•	Incentive Stock Options

•	Nonqualified Options

•	Shares of the Company’s Class A Common Stock (“Restricted Shares”)

•	Shares of the Company’s Common Stock (“Performance Shares”).

The awards listed above may be granted alone or in combination with each other. Each award must be authorized by the Committee and evidenced by a written agreement. Among other matters, the agreement must describe the award and state that the award is subject to all the terms and provisions of the 2001 Plan and any other terms and provisions, not inconsistent with the 2001 Plan, as the Committee may approve. The date on which the Committee approves the granting of an award is the date on which the award is granted for all purposes, unless the Committee otherwise specifies in its approval. The granting of an award under the 2001 Plan, however, is effective only if and when a written agreement is duly executed and delivered by or on behalf of the Company and the Eligible Participant.

Awards of Stock Options

The 2001 Plan allows the Committee to award two types of stock options to Eligible Participants: Incentive Stock Options; and Nonqualified Options (together, “Stock Options”). The difference between the two relates to their tax treatment under the Internal Revenue Code of 1986, as amended (the “Code”). Incentive Stock Options qualify for special tax treatment under Section 422 of the Code; Non-qualified Options do not qualify for such special tax treatment.

The following is a summary of the material terms and provisions of the 2001 Plan governing Stock Options:

Exercise Price

The exercise price per share issuable upon exercise of a Stock Option may not be less than the fair market value per share — as “fair market value” is defined in the 2001 Plan — on the date the Stock Option is granted. However, if the Eligible Participant at the time an Incentive Stock Option is granted owns stock with more than 10% of the total combined voting power of all classes of stock of the Company or of any subsidiary, then the exercise price per share must be at least 110% of the fair market value of the shares subject to the Incentive Stock Option on the date of grant.

Vesting and Exercise

The Committee has authority to determine when and under what conditions the shares underlying a Stock Option will vest. Stock Options are exercisable only with respect to shares that have become vested. The Committee also has authority to accelerate the time at which a Stock Option will be exercisable if it determines that accelerating the time is appropriate as a result of changes in the law or other circumstances.

Term

Stock Options are not exercisable after the expiration of 10 years from the date on which the Stock Option was granted. With respect to Incentive Stock Options, if the Eligible Participant at the time the Incentive Stock Option is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, then the Incentive Stock Option will not be exercisable after the expiration of five years from the date on which the Incentive Stock Option was granted.

Restrictions on Shares Subject to Stock Options

The Committee has authority to make Shares issued upon the exercise of a Stock Option subject to restrictions or conditions, including those related to disposition and transferability of the Shares.

No Stock Option Repricing Without Shareholder Approval

Provided that Proposal No. 2 in this Proxy Statement is approved, the exercise price per Share of any Stock Option granted under the Plan shall not be changed or modified after the time such Stock Option is granted unless such change or modification is made with the prior approval of the holders of a majority of the shares of Class B Common Stock of the Company.

No Stock Option Repurchases Without Shareholder Approval

Provided that Proposal No. 2 in this Proxy Statement is approved, the Committee shall not purchase Stock Options previously issued pursuant to the Plan from Participants for a share price greater than the current fair market value per share unless such purchase is made with the prior approval of the holders of a majority of the shares of Class B Common Stock of the Company.

Transferability

In general, Stock Options are not transferable and are exercisable during an Eligible Participant’s lifetime only by the Eligible Participant or his or her legal representative. There are, however, exceptions to this general rule. Incentive Stock Options may be transferred upon an Eligible Participant’s death by will or the laws of descent and distribution. Nonqualified Options may be transferred by will or the laws of descent and distribution. The Committee may also provide for the irrevocable transfer of any Nonqualified Option to an Eligible Participant’s parents, spouse, domestic or life partner, children, grandchildren, nieces, nephews or to the trustee of a trust for the principal benefit of one or more such persons or to a partnership whose only partners are one or more such persons. In regard to all of the foregoing transfers, the Stock Option will be exercisable only by the transferee or his or her legal representative.

Termination of Stock Options

The 2001 Plan provides for the termination of a Stock Option under some circumstances following an Eligible Participant’s termination of employment. Whether a Stock Option will terminate or continue to be exercisable depends upon the reason for the Eligible Participant’s termination of employment. The possibilities under the 2001 Plan are summarized below.

If an Eligible Participant’s employment with the Company terminates as a result of his or her death or disability, then, unless otherwise determined by the Committee within 60 days of the death or disability, to the extent a Stock Option held by the Eligible Participant is not vested as of the date of death or disability, the Stock Option will automatically terminate. To the extent the Stock Option is vested as of the date of death or disability, the Stock Option may be exercised by the Eligible Participant, the legal representative of his or her estate, his or her legatee under his or her will, or the distributee of his or her estate for a period of one year (or, with respect to Nonqualified Options, the period specified by the Committee) from the date of death or disability or until the expiration of the stated term of the Stock Option, whichever period is shorter.

If an Eligible Participant’s employment with the Company terminates as a result of his or her retirement, then to the extent a Stock Option held by the Eligible Participant is not vested it will be forfeited unless the Stock Option agreement provides otherwise. Each vested Stock Option may be exercised by the Eligible Participant according to its terms, including, without limitation, for whatever period after the termination of employment as is set forth in the Stock Option agreement.

If an Eligible Participant’s employment with the Company or its subsidiaries is terminated for cause, all unexercised Stock Options held by the Eligible Participant will immediately lapse. The Committee is responsible for determining whether termination of an Eligible Participant’s employment is for “cause.”

If an Eligible Participant’s employment with the Company and its subsidiaries terminates for any reason other than death, disability, or retirement, then to the extent any Stock Option held by him or her is not vested as of the date of termination, the Stock Option will automatically terminate. To the extent any Stock Option is vested as of the date of termination, the Stock Option may be exercised for a period of 90 days (or, with respect to Nonqualified Options, the period specified by the Committee) from the date of termination or until the expiration of the stated term of the Stock Option, whichever period is shorter.

Tax Consequences

The tax treatment of a Stock Option depends upon whether it is an Incentive Stock Option or a Nonqualified Option. The differences are summarized below.

Incentive Stock Options

In general, for federal income tax purposes under present law:

(a) Neither the grant nor the exercise of an Incentive Stock Option, by itself, will result in income to the optionee; however, the excess of the fair market value of the Company’s shares at the time of exercise over the exercise price is (unless there is a disposition of shares acquired upon exercise of an Incentive Stock Option in the taxable year of exercise) includable in alternative minimum taxable income which may, under certain circumstances, result in an alternative minimum tax liability to the optionee.

(b) If shares acquired upon exercise of an Incentive Stock Option are disposed of in a taxable transaction after the later of two years from the date on which the Incentive Stock Option is granted or one year from the date on which such shares are transferred to the optionee, long-term capital gain or loss will be realized by the optionee in an amount equal to the difference between the amount realized by the optionee and the optionee’s basis which, except as provided in (e) below, is the exercise price.

(c) Except as provided in (e) below, if the shares acquired upon the exercise of an Incentive Stock Option are disposed of within the two-year period from the date of grant or the one-year period after the transfer of the shares to the optionee upon exercise of the Incentive Stock Option (a “disqualifying disposition”):

(i) Ordinary income will be realized by the optionee at the time of the disqualifying disposition in the amount of the excess, if any, of the fair market value of the shares at the time of such exercise over the exercise price, but not in an amount exceeding the excess, if any, of the amount realized by the optionee over the exercise price.

(ii) Short-term or long-term capital gain will be realized by the optionee at the time of the disqualifying disposition in an amount equal to the excess, if any, of the amount realized over the fair market value of the shares at the time of such exercise.

(iii) Short-term or long-term capital loss will be realized by the optionee at the time of the disqualifying disposition in an amount equal to the excess, if any, of the exercise price over the amount realized.

(d) No deduction will be allowed to the employer corporation with respect to Incentive Stock Options granted or shares transferred upon exercise thereof, except that if a disposition is made by the optionee within the two-year period referred to above, the employer corporation will be entitled to a deduction in the taxable year in which the disposition occurred in an amount equal to the amount of ordinary income realized by the optionee making the disposition.

(e) With respect to the exercise of an Incentive Stock Option and the payment of the option price by the delivery of shares to the extent that the number of shares received does not exceed the number of shares surrendered, no taxable income will be realized by the optionee at that time, the tax basis of the shares received will be the same as the tax basis of the shares surrendered, and the holding period (except for purposes of the one-year period referred to in (c) above) of the optionee in the shares received will include his or her holding period in the shares surrendered. To the extent that the number of shares received exceeds the number of shares surrendered, no taxable income will be realized by the optionee at that time, such excess shares will be considered

Incentive Stock Option stock with a zero basis, and the holding period of the optionee in such shares will begin on the date such shares are transferred to the optionee. If the shares surrendered were acquired as the result of the exercise of an Incentive Stock Option and the surrender takes place within two years from the date the option relating to the surrendered shares was granted or within one year from the date of such exercise, the surrender will result in a disqualifying disposition and the optionee will realize ordinary income at the time of exercise of the shares surrendered over the basis of such shares. If any of the shares received are disposed of within one year after the shares are transferred to the optionee, the optionee will be treated as first disposing of the shares with a zero basis.

Nonqualified Options

In general, for federal income tax purposes under present law:

(a) The grant of a Nonqualified Option, by itself, will not result in income to the optionee.

(b) Except as provided in (e) below, the exercise of a Nonqualified Option (in whole or in part, according to its terms) will result in ordinary income to the optionee at that time in an amount equal to the excess (if any) of the fair market value of the Company’s shares on the date of exercise over the exercise price.

(c) Except as provided in (e) below, the optionee’s tax basis of shares acquired upon the exercise of a Nonqualified Option, which will be used to determine the amount of any capital gain or loss on a future taxable disposition of such shares, will be the fair market value of the shares on the date of exercise.

(d) No deduction will be allowable to the employer corporation upon the grant of a Nonqualified Option, but upon the exercise of a Nonqualified Option, a deduction will be allowable to the employer corporation at that time in an amount equal to the amount of ordinary income realized by the optionee exercising such Nonqualified Option if the employer corporation deducts and withholds appropriate federal withholding tax.

(e) With respect to the exercise of a Nonqualified Option and the payment of the exercise price by the delivery of shares, to the extent that the number of shares received does not exceed the number of shares surrendered, no taxable income will be realized by the optionee at that time, the tax basis of shares received will be the same as the tax basis of shares surrendered, and the holding period of the optionee in shares received will include his or her holding period in shares surrendered. To the extent that the number of shares received exceeds the number of shares surrendered, ordinary income will be realized by the optionee at that time in the amount of the fair market value of such excess shares, the tax basis of such shares will be equal to the fair market value of such shares at the time of exercise, and the holding period of the optionee in such shares will begin on the date such shares are transferred to the optionee.

Awards of Restricted Shares

The 2001 Plan allows the Committee to award Restricted Shares to Eligible Participants. As noted, “Restricted Shares” are shares of the Company’s Class A Common Stock. The following is a summary of the material terms and provisions of the 2001 Plan governing awards of Restricted Shares.

Price

The Committee is responsible for determining the purchase price for Restricted Shares. The purchase price may be zero.

Acceptance of Restricted Shares

At the time of an award of Restricted Shares, the Committee may determine that the Restricted Shares will, after vesting, be further restricted as to transferability or be subject to repurchase by the Company or forfeiture upon the occurrence of certain events. Awards of Restricted Shares must be accepted by the Eligible Participant within 30 days (or the period specified by the Committee) after the grant date by executing a restricted share agreement. Eligible Participants will not have any rights with respect to the grant of Restricted Shares until they have executed and delivered a restricted share agreement to the Company and otherwise complied with the applicable terms and conditions of the award.

Share Restrictions

During whatever period has been established by the Committee (the “Restriction Period”), Eligible Participants will not be permitted to sell, transfer, pledge, assign, or otherwise encumber the Restricted Shares. The Committee has the authority, however, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Restricted Shares. Unless otherwise determined by the Committee, if an Eligible Participant’s employment terminates during the Restriction Period, all Restricted Shares held by the Eligible Participant and still subject to restriction will be forfeited. Upon the expiration of the Restriction Period, and assuming no forfeiture, unrestricted shares will be issued and delivered to the Eligible Participant.

Stock Issuances and Restrictive Legends

Restricted Shares may be issued in the form of a certificate, by book entry, or otherwise, as determined by the Committee, and will bear an appropriate restrictive legend. The Committee may, however, require that Restricted Shares be issued to and held by the Company or a trustee of a trust set up by the Committee to hold the Restricted Shares until the restrictions on them have lapsed. The Committee may also require the Eligible Participant to deliver to the Company or such trustee, as appropriate, a stock power, endorsed in blank, relating to the Restricted Shares covered by the award.

Termination of Employment

If an Eligible Participant’s employment by the Company and its subsidiaries terminates before the end of any Restriction Period, with the consent of the Committee, or upon the Eligible Participant’s death, retirement, or disability, the Committee may authorize the issuance of all or a portion of the Restricted Shares which would have been issued to the Eligible Participant had his or her employment continued to the end of the Restriction Period. If an Eligible Participant’s employment by the Company and its subsidiaries terminates before the end of any Restriction Period for any other reason, all Restricted Shares shall be forfeited.

Awards of Performance Shares

The 2001 Plan allows the Committee to award Performance Shares to Eligible Participants. As noted, “Performance Shares” are shares of the Company’s Common Stock. Many of the provisions of the 2001 Plan that govern Performance Shares are the same in all material respects as those that govern Restricted Shares. For example, the provisions that govern the purchase price of Performance Shares, the acceptance of awards of Performance Shares, the restrictions on the transfer or sale of Performance Shares, the issuance of Performance Shares, and the effect of an Eligible Participant’s termination of employment are the same in all material respects as those that govern Restricted Shares. The provisions of the 2001 Plan are different, however, with respect to the award of Performance Shares. Awards of Performance Shares are based upon the achievement of performance goals during a specified performance period. The Committee establishes the performance period for each award of Performance Shares at the time of the award. At the time of each award, the Committee also establishes a range of performance goals to be achieved during the performance period. The performance goals are determined by the Committee using whatever measures of performance are appropriate in the opinion of the Committee. Such measures may include, for example, earnings or return on capital. Performance Shares will be earned as determined by the Committee with respect to the attainment of the performance goals set for the performance period. Attainment of the highest performance goal will earn 100% of the Performance Shares awarded for the performance period; failure to attain the lowest performance goal for the performance period will earn none of the Performance Shares. The Committee is responsible for determining whether a performance goal has been attained.

Number of Shares Subject to the 2001 Plan

The maximum number of shares that may be issued each year under the 2001 Plan is determined by a formula that takes into consideration the total number of outstanding shares of Class A common stock of the Company. The 2001 Plan also contains anti-dilution provisions to account for potential changes in the Company’s capital structure. The maximum number of shares that may be issued each year is equal to (a) 5.0% of the total outstanding shares as of the last day of the Company’s immediately preceding fiscal year plus (b) any shares related to awards that, in whole or in part, expire or are unexercised, forfeited, terminated, surrendered, canceled, settled in such a manner that all or some of the shares covered by an award are not issued to an Eligible Participant or returned to the Company in payment of the exercise price or tax withholding obligations in connection with outstanding awards, plus (c) any unused portion of shares available under section (a) above for the immediately preceding two fiscal years as a result of not being made subject to a grant or award in such preceding two fiscal years. The approximate number of shares that may be issued under the 2001 Plan in 2015 is 3,800,000 shares.

The maximum number of shares that may be issued each year under the 2001 Plan is also subject to certain limits. Specifically, in no event will more than 20% of all available shares be granted in the form of awards other than Incentive Stock Options and Nonqualified Options. In addition, the maximum number of Incentive Stock Options that will be issued under the 2001 Plan during its term is 5,000,000 shares (1,072,311 shares remain available for future issuance under this limitation). The maximum number of shares with respect to which Incentive Stock Options, Nonqualified Options, Restricted Shares, and Performance Shares may be granted to any single Eligible Participant under the 2001 Plan during any single fiscal year of the Company is 200,000.

Change in Control

If a change in control or potential change in control of the Company occurs (as each is defined in the 2001 Plan), the following will occur with respect to awards under the 2001 Plan:

•	Stock Options that have not vested will vest and become exercisable immediately; and

•	All restrictions on Restricted Shares and Performance Shares will lapse.

The Company may also terminate any or all unexercised Stock Options not more than 30 days after a change in control or potential change in control so long as the Company pays the Eligible Participant cash in an amount equal to the difference between the fair market value of the shares subject to the Stock Option and the exercise price of the Stock Option. If the fair market value is less than the exercise price, then the Committee may terminate the Stock Option without any payment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE TO APPROVE THE PROPOSED MODIFICATIONS TO THE 2001 PLAN.

BOARD OF DIRECTORS AND COMMITTEES

Board Meetings

The Board held seven meetings during the 2014 fiscal year. Each of the directors attended at least 75% of the meetings held by the Board during his or her respective term and held by the committees on which he or she served during the 2014 fiscal year. The Board has affirmatively determined that a majority of the Company’s directors meet the categorical standards of independence adopted by the Board and are independent directors as defined in the listing standards of the New York Stock Exchange (“NYSE”). See “Corporate Governance — Director Independence.”

Board Leadership Structure

Currently, the Board does not have a policy as to whether the roles of Chairman of the Board and Chief Executive Officer should be separate or combined. From 1994 until November 2011, the positions of Chairman and Chief Executive Officer were combined and held by Mr. Michael J. Gasser. In November 2011, Mr. David B. Fischer succeeded Mr. Gasser as Chief Executive Officer, and Mr. Gasser became Executive Chairman, a role in which he continued to serve as Chairman of the Board. This transition separated the roles of Chairman and Chief Executive Officer. In November 2012, Mr. Gasser retired from his management position as Executive Chairman, but remained in his position as Chairman of the Board. Consequently, our current Board leadership structure is comprised of a Chairman of the Board who is a former executive officer (Mr. Gasser), a director who is a current executive officer (Mr. Fischer), and eight directors who are independent. The Board is the ultimate decision-making body of the Company, except for those matters reserved to or shared with the stockholders, with the Company’s day-to-day business conducted and managed by the management of the Company under the direction of the Chief Executive Officer.

The Board believes that it is in the best interests of the stockholders for Mr. Gasser to remain as Chairman of the Board of the Company due to his extensive knowledge of the Company based on his 17 years of experience as Chairman and Chief Executive Officer and his working relationship with Mr. Fischer. His experience will allow him to guide the Board’s agenda in setting priorities for the Company and addressing the risks and challenges the Company faces. Mr. Fischer will provide management insight into the execution of the Company’s strategy.

It is the Board’s belief that no single organizational model is best or most effective in all circumstances. Therefore, although the Board has determined that the current structure works best for the Company at this time, the Board may implement another structure if deemed to be appropriate in the future.

The Company has adopted various policies to provide for a strong and independent Board, including the following.

•

The majority of the Board must be independent of management and have no material relationship with the Company, either directly or indirectly as a partner, shareholder or officer of an organization that has such a relationship with the Company and must meet the standards of independence under the applicable rules of the SEC and the listing standards of the NYSE.

•	Only independent directors are members of the Compensation, Audit and Nominating and Corporate Governance Committees.

•

Independent/non-management directors meet at least four times each year, and during at least one of those meetings, the non-management directors schedule an executive session that includes only independent directors.

In addition, the Board and the Nominating Committee have assembled a Board that consists of capable and experienced directors, many of whom are currently or have recently been leaders of companies, who are independent thinkers and have a wide range of expertise and skills. The Board currently does not have a lead director. However, because of its capable and experienced independent directors, and for the reasons described above, along with the above described policies which promote an open discussion among the independent directors, the Chairman of the Board and the Chief Executive Officer, the Board has determined that a lead director is not necessary at this time.

Board Committees and Committee Meetings

The Board has established an Executive Committee, a Compensation Committee, an Audit Committee, a Stock Repurchase Committee and the Nominating Committee. The Board has affirmatively determined that each of the members of the Compensation, Audit and Nominating Committees meet the categorical standards of independence adopted by the Board and are independent directors as defined in the NYSE listing standards. See “Corporate Governance — Director Independence.”

The Board has adopted written charters for the Audit Committee, the Compensation Committee and the Nominating Committee. Copies of these charters are available on the Company’s website (http://www.greif.com). See “Corporate Governance — Availability of Corporate Governance Documents.”

The Executive Committee, whose current members are Messrs. Fischer, Gasser, Gunsett and Norton, has the same authority, subject to certain limitations, as the Board during intervals between meetings of the Board. The Executive Committee held six meetings during the 2014 fiscal year.

The Compensation Committee, whose current members are Messrs. Gunsett, Emkes and Norton and Ms. Hook, is responsible, among other matters, for discharging the Board’s responsibility relating to the compensation of executive officers and directors. This is accomplished by evaluating the compensation, fringe benefits and perquisites provided to the Company’s executive officers and adopting compensation policies applicable to the Company’s executive officers, including the specific relationship of corporate performance to executive compensation and the factors and criteria upon which the compensation of the Company’s Chief Executive Officer and other Named Executive Officers should be based. The Compensation Committee held eight meetings during the 2014 fiscal year.

The Audit Committee, whose current members are Ms. Avril and Messrs. Edwards, Finn and McNamara, is responsible, among other matters, for engaging and, when appropriate, replacing the Company’s independent auditors, reviewing with such auditors the scope and results of their audit, reviewing the Company’s accounting functions, operations and management, considering the adequacy and effectiveness of the internal accounting controls and internal auditing methods, policies and procedures of the Company and overseeing the Company’s enterprise risk management program. The Company’s Board of Directors has determined that Ms. Avril is an “audit committee financial expert,” as that term is defined by applicable SEC regulations. No member of the Audit Committee may simultaneously serve on the audit committee of more than two other publicly traded companies. The Audit Committee held eight meetings during the 2014 fiscal year.

The Stock Repurchase Committee, whose current members are Messrs. Fischer, Gasser, Gunsett and McNamara, is responsible for administering the Company’s stock repurchase program. The Stock Repurchase Committee did not meet during the 2014 fiscal year.

The Nominating Committee, whose current members are Ms. Hook and Mr. Gunsett, is responsible, among other matters, for recommending to the Board a slate of director nominees for election at each annual meeting of the Company’s stockholders and director nominees for election at any other stockholder meeting held for the election of one or more directors. The Board then acts on the Nominating Committee’s recommendations and is responsible for (1) recommending to stockholders a slate of director nominees for election at each annual meeting of the Company’s stockholders and director nominees for election at any other stockholder meeting held for the election of one or more directors and (2) nominating at such meetings those persons it has recommended as director nominees. The Nominating Committee held three meetings during the 2014 fiscal year.

Board’s Role in Risk Management Oversight

Although risk management has always been an integral part of the Company’s business strategy, the Company established a formal enterprise risk management program in 2006. The program was implemented by the Enterprise Risk Committee, a committee established and appointed by, and comprised of, Company management. The enterprise risk management program is a Company-wide effort involving both the Board and management. Management’s role is to identify, mitigate, guide and review the efforts of the Company’s business units, consider whether the risks are acceptable, and approve plans to deal with serious risks. The Board has designated the Audit Committee to oversee the process and improve or guide management’s decisions. Specifically, the Audit Committee:

•	Annually reviews the documented risk management process and recommends such changes as are deemed necessary to provide assurance that the Company has implemented an enterprise risk management process;

•	Evaluates significant risks identified by the Company;

•

Reviews risk philosophy, strategy, policies and processes; and consider reports on risk implementation and communication to help ensure enterprise risk management is a part of the Company’s culture; and

•

Reviews the Company’s risk assessment, both annual and periodic updates, considers the appropriateness thereof, and decides whether or not any risks should be added, deleted or modified, paying particular attention to the Company’s perceived appetite for risk.

The Company provides its feedback on business unit risks during periodic business reviews and strategic planning discussions. Every quarter, the business units identify key risks. That review process includes identifying risks that could prevent achievement of business goals or plans. Additionally, the Company’s internal audit department uses this information to determine whether its audit plans need to be adjusted. In addition to quarterly reviews of business risks in connection with the Company’s periodic disclosures, the Audit Committee reviews on an annual basis detailed reports that assess the strategic, operational, infrastructure and external risks facing the Company to be certain that the Company develops and maintains comprehensive risk management policies and procedures to assess, mitigate and monitor risks.

Although the Audit Committee oversees the Company’s risk management function and processes, particularly with respect to the overall business, the Audit Committee and other Board committees, consistent with their respective charters, assist the Board in fulfilling its responsibility by coordinating the review of certain other risks within its purview. For example, the Audit Committee also considers risks associated with overall financial reporting, legal compliance and disclosure processes. Audit Committee responsibilities include monitoring the integrity of our internal control processes and assessing management’s steps to manage and report such risk exposures. The Audit Committee considers risk in quarterly and annual reviews of financial statements.

In its role of overseeing the Company’s compensation and benefit practices, the Compensation Committee assesses potential material risks that could result from the design and structure of the Company’s compensation programs. See “Compensation Committee.”

The Nominating Committee is responsible for developing and proposing to the Board corporate governance guidelines and for recommending changes to enhance the Board’s performance and development. The Nominating Committee annually reviews and reassesses risk associated with corporate governance and Board performance and recommends to the Board any changes it deems necessary to the corporate governance guidelines or the Board composition and committee structure to address these risks.

CORPORATE GOVERNANCE

Communications with the Board

The Board believes it is important for stockholders to have a process to send communications to the Board. Accordingly, any stockholder or other interested party who desires to make his or her concerns known to the non-management directors or to the entire Board may do so by communicating with the chairperson of the Audit Committee by e-mail to audit.committee@greif.com or in writing to Audit Committee Chairperson, Greif, Inc., 425 Winter Road, Delaware, Ohio 43015. All such communications will be forwarded to the non-management directors or the entire Board as requested in the communication.

Executive Sessions of Non-Management Directors

The non-management directors of the Company meet without the Company’s management at least four times each year, and during at least one of those meetings, the non-management directors schedule an executive session that includes only independent directors. These meetings are typically held in conjunction with a regularly scheduled Board meeting and at such other times as necessary or appropriate. The chairpersons of the Company’s Audit Committee, Compensation Committee and Nominating Committee rotate as chairperson of meetings of the non-management directors.

Director Independence

The Board has adopted categorical standards to assist it in making its determination of director independence. Under these standards, a director of the Company will be considered independent unless:

(a) within the preceding three years, (i) the director was employed by the Company, or (ii) an immediate family member of the director was employed by the Company as an executive officer;

(b) within the preceding three years, the director or an immediate family member of the director received more than $100,000, during any twelve-month period, in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(c) the director or an immediate family member of the director is a current partner of a firm that is the Company’s present internal or external auditor; the director is a current employee of a firm that is the Company’s present internal or external auditor; an immediate family member of the director is a current employee of the Company’s present internal or external auditor and participates in that firm’s audit, assurance or tax compliance practice (excluding tax planning); or the director or an immediate family member of the director was within the preceding three years, but is no longer, a partner or employee of a firm that is the Company’s present internal or external auditor and personally worked on the Company’s audit within that time;

(d) the director or an immediate family member of the director is, or has been within the preceding three years, employed as an executive officer of another company for which any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee;

(e) the director is an employee, executive officer, partner (other than a limited partner) or significant equity holder of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1.0 million or 2% of such other company’s consolidated gross revenues, or an immediate family member of the director is a current executive officer of another company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1.0 million or 2% of such other company’s consolidated gross revenues;

(f) the director is an executive officer, partner or significant equity holder of another organization that is indebted to the Company, or to which the Company is indebted, and the total amount of indebtedness exceeds 2% of the total consolidated assets of such organization; or

(g) within the preceding three years, the director was an executive officer, trustee or director of a foundation, university or other non-profit or charitable organization receiving grants, endowments or other contributions from the Company, in any single fiscal year, which exceeded the greater of $1.0 million or 2% of such charitable organization’s consolidated gross revenues.

For purposes of the above standards: (i) compensation received by an immediate family member of a director for service as a non-executive employee of the Company shall not be considered in determining independence under (b) above; (ii) in applying the test under (e) above, both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year and the look-back provisions shall apply solely to the financial relationship between the Company and the director or immediate family member’s current employer and not to former employment of the director or immediate family member; (iii) an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home, but in applying any lookback provisions, the Company will not consider individuals who are no longer immediate family members as a result of legal separation or divorce or those who have died or become incapacitated; and (iv) a significant equity holder of an organization will normally be considered a stockholder, limited partner or member owning 10% or more of the voting or equity interests in that organization. These categorical standards are also set forth on the Company’s website. See “— Availability of Corporate Governance Documents.”

The Board has determined that Ms. Avril, Mr. Edwards, Mr. Emkes, Mr. Finn, Mr. Gunsett, Ms. Hook, Mr. McNamara and Mr. Norton, a majority of the Company’s directors, are independent under the above categorical standards. These directors are also independent directors under the NYSE listing standards. Mr. Gasser, who retired in 2012 as an employee of the Company, and Mr. Fischer, who is an employee of the Company, are not independent directors under the above categorical standards or the NYSE listing standards. The Board has determined that Mr. Gunsett is independent because legal fees paid to Baker & Hostetler LLP, where Mr. Gunsett is a partner, are not material to the Company or to that firm and that the nature of the relationship has been properly disclosed to the Board. The Company does not anticipate that legal fees paid to Baker & Hostetler LLP will be material in the 2015 fiscal year.

Nomination of Directors

The Nominating Committee will consider individuals recommended by stockholders for membership on the Board. If a stockholder desires to recommend an individual for membership on the Board, then that stockholder must provide a written notice to the Secretary of the Company at 425

Winter Road, Delaware, Ohio 43015 (the “Recommendation Notice”). In order for a recommendation to be considered by the Nominating Committee, the Recommendation Notice must contain, at a minimum, the following: the name and address, as they appear on the Company’s books, and telephone number, of the stockholder making the recommendation, including information on the number of shares and class of stock owned, and if such person is not a stockholder of record or if such shares are owned by an entity, reasonable evidence of such person’s ownership of such shares or such person’s authority to act on behalf of such entity; the full legal name, address and telephone number of the individual being recommended, together with a reasonably detailed description of the background, experience and qualifications of that individual; a written acknowledgement by the individual being recommended that he or she has consented to that recommendation and consents to the Company’s undertaking of an investigation into that individual’s background, experience and qualifications in the event that the Nominating Committee desires to do so; the disclosure of any relationship of the individual being recommended with the Company or any of its subsidiaries or affiliates, whether direct or indirect; and, if known to the stockholder, any material interest of such stockholder or individual being recommended in any proposals or other business to be presented at the Company’s next annual meeting of stockholders (or a statement to the effect that no material interest is known to such stockholder).

Except for the director nominees recommended by the Nominating Committee to the Board, no person may be nominated for election as a director of the Company during any stockholder meeting unless such person was first recommended by a stockholder for Board membership in accordance with the procedures set forth in the preceding paragraph and the Recommendation Notice was received by the Company not less than 60 days nor more than 90 days prior to the date of such meeting; provided, however, if less than 75 days notice or prior public disclosure of the date of a stockholders’ meeting is given or made to stockholders, then, in order to be timely received, the Recommendation Notice must be received by the Company no later than the close of business on the 10th day following the day on which such notice of the date of the stockholders’ meeting was mailed or such public disclosure was made.

The Nominating Committee’s Charter sets forth certain specific, minimum qualifications that must be met by a Nominating Committee-recommended nominee for a position on the Board, as well as qualities and skills that Board members must possess. The Nominating Committee determines, and reviews with the Board on an annual basis, the desired skills and characteristics for directors as well as the composition of the Board as a whole. This assessment considers director’s qualification as independent, as well as diversity, age, skill and experience in the context of the needs of the Board. The Nominating Committee seeks to achieve diversity of occupational and personal backgrounds and considers diversity as a factor in director nominations. The Nominating Committee views diversity in a broad context to include race, gender, geography, industry experience and personal expertise. At a minimum, directors should share the values of the Company and should possess the following characteristics: high personal and professional integrity; the ability to exercise sound business judgment; an inquiring mind; and the time available to devote to Board activities and the willingness to do so. Ultimately, the Nominating Committee will select prospective Board members who the Nominating Committee believes will be effective, in conjunction with the other members of the Board, in collectively serving the long-term interests of the stockholders.

In the event that the Nominating Committee, the Board, the Chairman or the Chief Executive Officer identifies the need to fill a vacancy or to add a new member to fill a newly created position on the Board with specific criteria, the Nominating Committee initiates a search process and keeps the Board apprised of progress. The Nominating Committee may seek input from members of the Board, the Chairman, the Chief Executive Officer and other management or hire a search firm when appropriate. In addition, as a matter of policy, the Nominating Committee will consider candidates for Board membership recommended by stockholders. The initial candidate or candidates, including anyone recommended by a stockholder, who satisfy the specific criteria for Board membership and otherwise qualify for membership on the Board, are then reviewed and evaluated by the Nominating Committee; the evaluation process for candidates recommended by stockholders is not to be different. The Nominating Committee is to maintain and update a list of candidates recommended from all sources. The Nominating Committee will then determine the Nominating Committee member or Board member or other person involved in the process (such as a search firm) who will make the initial contact with the prospective candidate or candidates. The Chairman and/or the Chief Executive Officer and at least one member of the Nominating Committee will interview the identified candidate or candidates. Based on the interviews and all other information available to the Nominating Committee, the Nominating Committee will meet to consider and approve a final candidate or candidates, as the case may be. The Nominating Committee then will make its recommendation to the Board.

Availability of Corporate Governance Documents

The Board has adopted the following corporate governance documents with respect to the Company (the “Corporate Governance Documents”):

•	Corporate Governance Guidelines of the Board;

•	Code of Business Conduct and Ethics for directors, officers and employees (which is available in several different languages);

•	Code of Ethics for Senior Financial Officers;

•	Stock Ownership Guidelines applicable to directors, officers and other key employees;

•	Charter for the Audit Committee;

•	Charter for the Nominating and Corporate Governance Committee;

•	Charter for the Compensation Committee; and

•	Independence Standards for Directors.

Each of the Corporate Governance Documents is posted on the Company’s website at www.greif.com under “Investor Center — Corporate Governance.” Copies of each of the Corporate Governance Documents are also available in print to any stockholder of the Company, without charge, by making a written request to the Company. Requests should be directed to Greif, Inc., Attention: Secretary, 425 Winter Road, Delaware, Ohio 43015.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of January 5, 2015, with respect to the only persons known by the Company to be the beneficial owners of more than 5% of the Class B Common Stock, the Company’s only class of voting securities. This information is based upon the filings of such persons with the Securities and Exchange Commission.

Name and Address	Number of Shares		Percent of Class
Virginia D. Ragan 65 East State Street Suite 2100 Columbus, Ohio 43215	3,735,080	(1)	16.9%
Mary T. McAlpin 65 East State Street Suite 2100 Columbus, Ohio 43215	3,368,597	(2)	15.2%
Shannon J. Diener 65 East State Street Suite 2100 Columbus, Ohio 43215	3,208,886	(3)	14.5%
Patricia M. Dempsey 12781 NE 72nd Boulevard Lady Lake, Florida 32162	3,050,502	(4)	13.8%
Judith D. Hook 65 East State Street Suite 2100 Columbus, Ohio 43215	2,782,747	(5)	12.6%
Nob Hill Trust c/o Shannon J. Diener, Trustee 65 East State Street Suite 2100 Columbus, Ohio 43215	2,127,026	(6)	9.6%

(1)	Includes shares held by Ms. Ragan as trustee under her revocable trust, her grantor retained annuity trust and a family trust. Also includes shares held by a charitable foundation (525,140 shares) of which Ms. Ragan is the president. Does not include shares held by John W. McNamara, a director of the Company, who is Ms. Ragan’s son. Ms. Ragan disclaims beneficial ownership of the shares held by Mr. McNamara.

(2)	All shares held by Ms. McAlpin as trustee under her revocable trust and a family trust.

(3)	All shares held by Ms. Diener as trustee for family trusts or as custodian for a minor.

(4)	All shares held by Ms. Dempsey as trustee under her revocable trust and a family trust.

(5)	All shares held by Ms. Hook as trustee under her revocable trust and a family trust.

(6)	Includes 1,500,000 shares that have been pledged as security for a loan.

The following table sets forth certain information, as of January 5, 2015, with respect to the Class A Common Stock and Class B Common Stock (the only equity securities of the Company) beneficially owned, directly or indirectly, by each director, nominee for director and each Senior Executive Officer:

	Title and Percent of Class(1)(2)
Name	Class A		%
Vicki L. Avril	18,721	(3)	*
Bruce A. Edwards	15,721		*
Mark A. Emkes	14,211		*
John F. Finn	14,211		*
David B. Fischer	52,246		*
Michael J. Gasser	181,319		*
Daniel J. Gunsett	17,015		*
Lawrence A. Hilsheimer	15,000	(4)	*
Judith D. Hook	25,570	(5)	*
Gary R. Martz	36,169		*
John W. McNamara	9,182	(6)	*
Patrick J. Norton	36,721		*
Ivan Signorelli	41,585		*
Peter G. Watson	12,160		*

	Title and Percent of Class(1)
Name	Class B		%
Vicki L. Avril	—		*
Bruce A. Edwards	—		*
Mark A. Emkes	—		*
John F. Finn	—		*
David B. Fischer	—		*
Michael J. Gasser	23,796		*
Daniel J. Gunsett	3,000		*
Lawrence A. Hilsheimer	—		*
Judith D. Hook	2,782,747	(7)	12.6%
Gary R. Martz	600		*
John W. McNamara	265,670	(8)	1.2%
Patrick J. Norton	—		*
Ivan Signorelli	—		*
Peter G. Watson	—		*

*	Less than one percent.

(1)	Except as otherwise indicated below, the persons named in the table (and their spouses, if applicable) have sole voting and investment power with respect to all shares of Class A Common Stock or Class B Common Stock, as the case may be, owned by them.

(2)

This table includes restricted shares of Class A Common Stock that have been awarded to directors under the Company’s 2005 Outside Directors Equity Award Plan, including shares the receipt of which has been deferred at the director’s election under the terms of the Directors Deferred Compensation Plan. If deferral is elected, shares are issued to the trustee of a rabbi trust established in connection with the Directors Deferred Compensation Plan. The total number of shares of Class A Common Stock held in the rabbi trust for the benefit of each director as of January 5, 2015, was as follows: Ms. Avril — 13,015 shares; Mr. Edwards — 13,015 shares; Mr. Emkes — 9,008 shares; Mr. Finn — 12,211 shares; Mr. Gasser — 4,210 shares; Mr. Gunsett — 5,979 shares; Ms. Hook — 5,979 shares; Mr. McNamara — 9,182 shares; and Mr. Norton — 14,721 shares. See also “Compensation Discussion and Analysis – Director Compensation Arrangements.”

(3)	Includes 4,000 shares of Class A Common Stock subject to current exercisable options, or options exercisable within 60 days of January 5, 2015, granted by the Company to Ms. Avril.

(4)	Includes 15,000 restricted shares of Class A Common Stock awarded to Mr. Hilsheimer as a component of his hiring compensation package that have not vested under the terms of the restricted stock award.

(5)	Includes shares of Class A Common Stock held by Ms. Hook (A) as trustee under her revocable trust and a family trust, and (B) which have been awarded to Ms. Hook under the Company’s 2005 Outside Directors Equity Award Plan and receipt has been deferred as set forth in footnote (4) of this table.

(6)	Includes shares of Class A Common Stock which have been awarded to Mr. McNamara under the Company’s 2005 Outside Directors Equity Award Plan and receipt has been deferred as set forth in footnote (4) of this table. Does not include shares held by Virginia D. Ragan, who is Mr. McNamara’s mother. Mr. McNamara disclaims beneficial ownership of all shares of Class A Common Stock held by Ms. Ragan.

(7)	All shares held by Ms. Hook as trustee under her revocable trust and a family trust.

(8)	All shares held by Mr. McNamara as trustee of a family trust and a voting trust. Does not include shares held by Virginia D. Ragan, who is Mr. McNamara’s mother. See prior table for beneficial ownership information regarding Ms. Ragan’s beneficial ownership of shares of Class B Common Stock. Mr. McNamara disclaims beneficial ownership of all shares of Class B Common Stock held by Ms. Ragan.

The Class A Common Stock has no voting power, except when four quarterly cumulative dividends upon the Class A Common Stock are in arrears and in certain other limited circumstances.

The following table sets forth the equity securities beneficially owned by all directors and executive officers, including the named executive officers, as a group (23 persons) as of January 5, 2015:

Title of Class of Stock	Amount Beneficially Owned	Percent of Class
Class A Common Stock(1)(2)(3)	545,031	2.13%
Class B Common Stock	3,075,813	13.91%

(1)	Includes 4,000 shares subject to currently exercisable options or options exercisable within 60 days of January 5, 2015, granted by the Company to Ms. Avril.

(2)	Includes 87,320 shares of Class A Common Stock held in a rabbi trust for the benefit of directors as of January 5, 2015. These shares were awarded to directors under the Company’s 2005 Outside Directors Equity Award Plan and their receipt was deferred under the terms of the Directors Deferred Compensation Plan.

(3)	Includes 15,000 restricted shares of Class A Common Stock awarded to Mr. Hilsheimer as a component of his hiring compensation package that have not vested under the terms of the restricted stock award

EXECUTIVE OFFICERS OF THE COMPANY

The following information relates to executive officers of the Company (elected annually):

Name	Age (1)	Positions and offices	Year first became executive officer
David B. Fischer	52	President and Chief Executive Officer	2004
Peter G. Watson	57	Chief Operating Officer and President, Soterra LLC (subsidiary company)	2011
Lawrence A. Hilsheimer	57	Executive Vice President and Chief Financial Officer	2014
Gary R. Martz	56	Executive Vice President, General Counsel and Secretary	2002
Ivan Signorelli	62	Senior Vice President and Group President, RIPS — EMEA, Fustiplast and EarthMinded LCS	2005
Addison P. Kilibarda	49	Senior Vice President, Global Strategy	2011
Karen P. Lane	66	Senior Vice President, People Services and Talent Development	2007
Timothy L. Bergwall	50	Vice President and Division President, Paper Packaging	2014
Daniel R. Lister, Jr.	42	Vice President and Division President, Flexible Products & Services	2014
Nadeem S. Ali	45	Vice President, Treasurer	2012
Douglas W. Lingrel	50	Vice President and Chief Information Officer	2010
David C. Lloyd	45	Vice President, Corporate Financial Controller	2014
Christopher E. Luffler	39	Vice President, Business Managerial Controller	2014
Sharon R. Maxwell	65	Assistant Secretary	1997

(1)	As of March 3, 2015, the date for the 2015 Annual Meeting of Stockholders of the Company.

David B. Fischer has served as Chief Executive Officer since November 2011 and as President since 2007. From 2007 until October 2011, he also served as Chief Operating Officer. From 2004 until 2007, Mr. Fischer served as Senior Vice President and Divisional President, Industrial Packaging & Services — Americas, which also included responsibility for Africa. He assumed additional responsibility for Australia and Asia in 2005 and 2006.

Peter G. Watson has served as Chief Operating Officer since January 2014. From September 2012 until December 2013, Mr. Watson was the Vice President and Group President, Paper Packaging & Services, Global Sourcing and Supply Chain and Greif Business System. Since May 2013, Mr. Watson has also served as President of Soterra LLC, which operates the Company’s Land Management business segment. From January 2010 to September 2012, he served as Vice President and Division President, Paper Packaging & Services. Prior to January 2010 and for more than five years, Mr. Watson served as President of CorrChoice (a division of the Company).

Lawrence A. Hilsheimer has served as Executive Vice President and Chief Financial Officer since May 2014. From April 2013 to April 2014, Mr. Hilsheimer was executive vice president and chief financial officer of The Scotts Miracle-Gro Company, a consumer lawn and garden products company. From August 2012 to March 2013, Mr. Hilsheimer was the president and chief operating officer of Nationwide Retirement Plans, a division of Nationwide Mutual Insurance Company, a diversified insurance and financial services company. From January 2010 to July 2012, Mr. Hilsheimer was the president and chief operating officer of Nationwide Direct & Customer Solutions, also a division of Nationwide Mutual Insurance Company. For the two years prior to that time, he was executive vice president and chief financial officer of Nationwide Mutual Insurance Company. Prior to joining Nationwide, he was vice chairman and regional managing partner for Deloitte & Touche USA, LLP, a certified public accounting firm, which included serving on the board of directors of the Deloitte Foundation.

Gary R. Martz has served as Executive Vice President since June 2010 (and prior to that as Senior Vice President) and as General Counsel and Secretary since joining the Company in 2002. From March 2014 until May 2014, Mr. Martz also served as Chief Administrative Officer. Since May 2014, Mr. Martz has assumed responsibility for the management of the Company’s real estate portfolio. From June 2005 until May 2013, Mr. Martz served as President of Soterra LLC, which operates the Company’s Land Management business segment. Prior to 2002, he was a partner in the law firm of Baker & Hostetler LLP.

Ivan Signorelli has served as Senior Vice President and Group President, RIPS — EMEA and Asia, Fustiplast and EarthMinded LCS since September 2012. From 2007 to September 2012, Mr. Signorelli served as Divisional President, Industrial Packaging — Europe, Middle East, and Africa. From 2005 to 2007, Mr. Signorelli served as Senior Vice President, Industrial Packaging — Europe. From 1997 to 2005, Mr. Signorelli served as the Strategic Business Unit Manager of Latin America for Industrial Packaging & Services. Mr. Signorelli has announced that he plans to retire from the Company in 2015.

Addison P. Kilibarda has served as Senior Vice President, Global Strategy since September 2014. From September 2012 to August 2014, Mr. Kilibarda served as Vice President and Group President, RIPS — Americas, Container Life Cycle Management, Delta Companies Group and Greif Packaging Accessories. From May 2010 to September 2012, he served as Vice President and Division President, Rigid Industrial Packaging & Services — North America. From January 2008 to April 2010, Mr. Kilibarda served as Vice President GBS Worldwide. From August 2005 to December 2007, Mr. Kilibarda served as Vice President and General Manager, Greif Australia and New Zealand.

Karen P. Lane has served as Senior Vice President, People Services and Talent Development since 2007. Ms. Lane has announced that she plans to retire from the Company in 2015.

Timothy L. Bergwall has served as Vice President and Division President, Paper Packaging since January 2014. Prior to that time and for more than five years, Mr. Bergwall served as Vice President, Containerboard Mills.

Daniel R. Lister, Jr. has served as Vice President and Division President, Flexible Products & Services since January 2014. From November 2011 to January 2014, he served as SBU Manager, Western Europe. In addition, from August 2010 to January 2014, Mr. Lister served as President of EarthMinded® Life Cycle Services (the Company’s reconditioning business unit). From August 2009 until August 2011, Mr. Lister served as Director, Middle East Development. From 2007 until August 2009, Mr. Lister served as General Manager of the Delta Companies Group (the Company’s blending and filling business unit).

Nadeem S. Ali has served as Vice President and Treasurer since 2012. Prior to that time, and for more than five years, he was treasury director and financial controller at Cummins Inc., a manufacturer of engine products.

Douglas W. Lingrel has served as Vice President and Chief Information Officer since February 2009. From 2005 to 2009, Mr. Lingrel served as Vice President, Global Supply Chain Process and Administration.

David C. Lloyd has served as Vice President and Corporate Financial Controller since April 2014, and in that capacity, Mr. Lloyd is the Chief Accounting Officer of the Company. Prior to that time, and for more than five years, he was a partner with PricewaterhouseCoopers LLP, a certified public accounting firm.

Christopher E. Luffler has served as Vice President and Business Managerial Controller since April 2014. From January 2013 to April 2014, Mr. Luffler served as the Assistant Corporate Controller. From January 2012 to December 2012, Mr. Luffler assisted with the implementation and deployment of the Scalable Business Platform. From November 2009 to December 2011, he served as the Director of Financial Reporting. Prior to that time, and for more than five years, he worked at Ernst & Young, LLP, a certified public accounting firm.

Sharon R. Maxwell has served as the Assistant Secretary of the Company for more than five years. She has also served as Mr. Gasser’s Executive Assistant for a period of more than five years.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons owning more than 10% of a registered class of the Company’s equity securities, to file reports of ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission’s regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that during its 2014 fiscal year all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% stockholders were complied with by such persons.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Daniel J. Gunsett, Mark A. Emkes, Judith D. Hook, and Patrick J. Norton served as members of the Company’s Compensation Committee for the 2014 fiscal year. During the 2014 fiscal year, the Company retained the law firm of Baker & Hostetler LLP to perform certain legal services on its behalf, and it anticipates retaining such firm in the 2015 fiscal year. Mr. Gunsett is a partner of Baker & Hostetler LLP. The Board has determined that Mr. Gunsett and the other members of the Company’s Compensation Committee met all of the applicable standards of independence for compensation committee members.

No executive officer of the Company served during the 2014 fiscal year as a member of a compensation committee or as a director of any entity of which any of the Company’s directors served as an executive officer.

COMPENSATION COMMITTEE

During the 2014 fiscal year, the Compensation Committee members were Daniel J. Gunsett — chairperson, Mark A. Emkes, Judith D. Hook and Patrick J. Norton.

The Compensation Committee’s responsibilities include, among other matters, the following:

•

reviewing and approving the compensation of the Chief Executive Officer and the Company’s other named executive officers to ensure that their compensation is consistent with the Company’s compensation policies and philosophies and does not encourage officers to take unnecessary and excessive risk;

•	reviewing, approving and overseeing the administration of the Company’s equity-based compensation plans;

•

reviewing and discussing with management and, based upon this review and discussion, recommending to the Board of Directors whether the Compensation Discussion and Analysis be included in the Company’s proxy statement; and

•	reviewing and approving compensation programs limited to executive officers and other key employees.

See “Compensation Discussion and Analysis — CEO’s Role in Executive Compensation Determinations” for the Chief Executive Officer’s role in executive compensation determination.

The Compensation Committee also has a Special Subcommittee on Incentive Compensation (the “Special Subcommittee”) that administers the Company’s Short Term Incentive Plan, Long Term Incentive Plan and Two-Year Reinvigorated Incentive Plan. The members of the Special Subcommittee are Patrick J. Norton — chairperson, Mark A. Emkes and Judith D. Hook. The Short Term Incentive Plan and the Long Term Incentive Plan, which have received stockholder approval, are intended to provide participants with incentive compensation that is not subject to the deduction limitation rules prescribed under Section 162(m) of the Code. All of the members of the Special Subcommittee are “outside directors” as that term is defined in Section 162(m) of the Code.

The Special Subcommittee’s responsibilities for the Short Term Incentive Plan, the Long Term Incentive Plan and the Two-Year Reinvigorated Incentive Plan include, among other matters, the following:

•	selecting participants from among the Company’s executive officers and key employees;

•

at the beginning of a performance period, establishing the performance goals to be achieved and the target amount of the awards to be earned by participants based upon the level of achievement of such performance goals; and

•	after the end of the performance period, certifying the extent to which the performance goals have been achieved and determining the amount of the awards that are payable to participants.

See “Compensation Discussion and Analysis — Elements of Compensation — Short Term Incentive Plan,” “— Long Term Incentive Plan” and “— Two-Year Reinvigorated Incentive Plan” below for a more detailed discussion of these plans. In addition, for a discussion of the role of the Chief Executive Officer in determining or recommending the amounts or forms of compensation paid to the Company’s executive officers, see the “Compensation Discussion and Analysis — CEO’s Role in Executive Compensation Determinations.”

The Compensation Committee also uses an outside compensation consultant, Towers Watson, to provide it with peer group and market information to enable the Compensation Committee to confirm that the Company’s executive compensation is competitive and commensurate with the executive officers’ responsibilities and to provide advice on market trends in executive compensation practices. Towers Watson also provides other services for the Company. The Compensation Committee considered all the “independence” factors listed in the NYSE listing requirements and determined that Towers Watson does not have a conflict of interest that will influence the advice provided by Towers Watson to the Compensation Committee. These factors include: the fees paid by the Company to Towers Watson in the most recent year reviewed were insignificant in comparison to Towers Watson’s global revenues; the existence and effectiveness of Towers Watson’s consulting protocols and procedures; the lack of business or personal relationships between Towers Watson and the Compensation Committee members and the executive officers of the Company; and the fact that the Towers Watson owns no Company stock. In addition, the information provided by Towers Watson is used by the Compensation Committee and the Special Subcommittee to provide context for their decision making process and is not used to determine or recommend the amount or form of compensation paid to our executive officers, including our named executive officers.

The charter for the Compensation Committee is available on the Company’s website located at www.greif.com under “Investor Center — Corporate Governance.” All of the members of the

Compensation Committee are independent directors as defined in the NYSE listing standards and meet the categorical standards of independence adopted by the Board. Furthermore, the Board has determined that, after considering all factors specifically relevant to determining whether a member of the Company’s Compensation Committee has a relationship to the Company that is material to his or her ability to be independent from management in connection with the duties of a Compensation Committee member, all of the members of the Company’s Compensation Committee are independent under the compensation committee independence tests of the New York Stock Exchange. See “Corporate Governance — Director Independence” above. The Compensation Committee and the Special Subcommittee have the authority to hire their own attorneys, compensation consultants and other advisors.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis below with the Company’s management and, based on this review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for its 2014 fiscal year (the “2014 Form 10-K”).

Submitted by the Compensation Committee of the Board of Directors.

Daniel J. Gunsett, Committee Chairperson

Mark A. Emkes

Judith D. Hook

Patrick J. Norton

COMPENSATION DISCUSSION AND ANALYSIS

The purpose of this Compensation Discussion and Analysis section is to discuss and analyze the objectives and implementation of our executive compensation programs with respect to our Named Executive Officers set forth in the Summary Compensation Table below. For purposes of this Proxy Statement, the Named Executive Officers set forth in the Summary Compensation Table other than Mr. Andre will be referred to as the “Senior Executive Officers.” This analysis should be read in conjunction with the compensation related tables that immediately follow this discussion and analysis, as well as with our 2014 Form 10-K. This discussion and analysis was prepared in cooperation with the Company’s Compensation Committee, the members of which have reviewed and conferred with the Company’s management regarding this discussion and analysis.

Compensation Policies and Philosophies

The Company’s compensation policies and philosophies are designed to align compensation with business objectives, performance and stockholder value, while enabling the Company to attract, retain, incentivize and reward individuals who contribute to the long-term success of the Company. As a manufacturer of industrial packaging products, the Company recruits and hires executives from other major manufacturing companies and Fortune 500 companies, and thus we believe our executive compensation program must be competitive in order to attract and retain our executives, including each of the Named Executive Officers. The Company attempts to achieve its policies and philosophies by establishing performance objectives for its executive officers and by linking compensation to financial performance goals, which may include, but are not limited to, targets for operating profit, cash flow, earnings before interest, tax and depreciation, depletion and amortization and return on net assets.

The Compensation Committee further believes that a portion of each executive’s compensation should be linked to the Company’s short-term and long-term performance. In that regard, the Company has an annual cash incentive bonus plan (the “Short Term Incentive Plan”) that links the annual payment of cash bonuses to the achievement of targeted financial performance goals. See “Elements of Compensation — Short Term Incentive Plan.” For fiscal year 2014, compensation under the Short Term Incentive Plan was based upon the achievement of targeted return on net assets goals. The Company also has a long term incentive plan (the “Long Term Incentive Plan”) that links the long-term payment of bonuses to the achievement of targeted financial performance goals. See “Elements of Compensation — Long Term Incentive Plan.” For the three-year performance periods ending in fiscal years 2011 through 2013, inclusive, compensation under the Long Term Incentive Plan was based upon the achievement of targeted earnings per share and free cash flow goals. For the three-year performance periods ending in fiscal year 2014 and thereafter, respectively, compensation under the Long Term Incentive Plan is based upon the achievement of targeted earnings before interest, taxes, depreciation, depletion and amortization. The Long Term Incentive Plan aligns stockholder value with compensation by providing for a portion of the payouts in restricted shares, as well as cash. The Long Term Incentive Plan is also intended to facilitate compliance with the Company’s stock ownership guidelines. See “Elements of Compensation — Stock Ownership Guidelines” below.

As a result of global economic conditions and economic uncertainty, the Company’s management implemented certain cost-cutting measures for calendar year 2012 including the suspension of (a) salary increases for calendar year 2012, where legally permissible, for all employees, including the Named Executive Officers, but excluding certain production and other hourly employees and employees in countries with high rates of inflation and (b) matching contributions in the 401(k) plan of the Company except as required by collective bargaining agreements. In July 2012, a 3% salary increase was instituted for all salaried employees that did not receive salary increases at the beginning of 2012, including the Named Executive Officers except for Mr. Fischer, for the remainder of calendar year 2012, and matching contributions in the Company’s 401(k) plan were reinstated.

During 2014, management of the Company, with the assistance of Towers Watson, an outside compensation consultant, performed an assessment of the risks associated with the Company’s incentive plans and determined that such plans are not reasonably likely to have a material adverse effect on the Company.

CEO’s Role in Executive Compensation Determinations.

Our Chief Executive Officer reviews the performance of each Senior Executive Officer (other than himself) on an annual basis. Mr. Fischer was our Chief Executive Officer for the 2014 fiscal year. After completing his performance review, the Chief Executive Officer makes recommendations to the Compensation Committee on the amount of each such Senior Executive Officer’s base salary for the upcoming calendar year and on award opportunities with respect to the Short Term Incentive Plan for the upcoming fiscal year and the Long Term Incentive Plan for the prospective three-year performance period. The Chief Executive Officer makes his recommendations based on his subjective review of pre-established categories of executive performance for each Senior Executive Officer, as approved by the Compensation Committee and as discussed under “2014 Performance Reviews of the Chief Executive Officer and Other Named Executive Officers” below. The Compensation Committee establishes base salaries for the Senior Executive Officers after reviewing and discussing the Chief Executive Officer’s recommendations with him, and the Special Subcommittee, which administers the Short Term Incentive Plan and the Long Term Incentive Plan, establishes award opportunity levels under those plans.

Due to the absence of a Chief Financial Officer at the end of the 2013 fiscal year, Mr. Fischer also completed Mr. Andre’s performance review and determined Mr. Andre’s base salary and award opportunities for 2014.

Peer Group Review.

As stated above, the Company understands that to accomplish its objectives, including keeping its executive talent, it needs to pay competitive compensation. As a result, the Compensation Committee periodically, but at least annually, reviews comparable positions in the market to confirm that the compensation paid to the Company’s Chief Executive Officer and other Senior Executive Officers remains competitive. For the 2014 fiscal year, the Compensation Committee engaged Towers Watson, an outside compensation consultant, to provide it with peer group and market information to enable the Compensation Committee to confirm that the Company’s executive compensation was competitive and commensurate with the executive officers’ responsibilities and to provide advice on market trends in executive compensation practices. Towers Watson did not at any time determine or recommend the amount or form of compensation paid to our executive officers, including our Named Executive Officers.

The companies in the peer group were selected by the Compensation Committee based on the nature, composition, geographic scope, complexity and key financial data of potential peer companies in the packaging, paper, manufacturing and industrial businesses. The Compensation Committee reviews the peer group compensation in comparison with the Company’s Senior Executive Officer compensation levels. The Compensation Committee does not establish targets or benchmarks in assessing peer data in comparison with the Company’s executive compensation, but rather uses peer and other market data to confirm that the Company’s compensation awards are comparable and competitive with peer and market data. For the 2014 fiscal year, the Company’s peer group consisted of the following companies:

Aptargroup, Inc.	Owens-Illinois, Inc.
Armstrong World Industries, Inc.	Packaging Corporation of America
Avery Dennison Corporation	Rock-Tenn Company
Ball Corporation	Sealed Air Corporation
Berry Plastics Group, Inc.	Silgan Holdings, Inc.
Bemis Company Inc.	Sonoco Products Company
Crown Holdings, Inc.	USG Corporation
Graphic Packaging Holding Company	Valmont Industries, Inc.
MeadWestvaco Corp.	Vulcan Materials Company
Owens Corning

Elements of Compensation

During the 2014 fiscal year, the key elements of the Company’s compensation package were base salary, cash awards under the Short Term Incentive Plan, a combination of cash and restricted stock awards under the Long Term Incentive Plan, retirement benefits under various Company sponsored pension plans, deferred cash awards under a deferred compensation plan and a supplemental executive retirement plan (the “SERP”) or defined contribution supplemental executive retirement plan (the “DC SERP”). The Company also offers annual physical health exams as a perquisite and other benefits to its Senior Executive Officers, such as a 401(k) plan available to all U.S. employees that provides eligible participants with a variety of investment choices, including a Company stock fund. Named Executive Officers may have, under certain limited and atypical or emergency circumstances, personal use of the Company’s aircraft, and one of our Named Executive Officers has an expatriate assignment in Europe where other perquisites are typically offered. See “— Perquisites” below and Footnote (6) to the “Summary Compensation Table.”

The Compensation Committee uses tally sheets for the Chief Executive Officer and each of the other Senior Executive Officers to review total compensation and each of the elements of compensation. These tally sheets typically contain the following information: current base salary; the Short Term Incentive Plan payments for the preceding two fiscal years, and the anticipated payment for the fiscal year just ended; the Long Term Incentive Plan payments for the preceding two fiscal years, and the anticipated payment to be made for the three-year period just ended; the current value of the SERP or the DC SERP, as applicable; the value of the Company’s perquisites (discussed below); and the value of any unexercised stock options. Tally sheets are used by the Compensation Committee to ensure that it has access to a comprehensive summary of each Senior Executive Officer’s total compensation, or potential total compensation, as the Compensation Committee makes compensation decisions for the next calendar year. The Compensation Committee’s final determinations regarding one element of compensation are independent of the other elements of compensation and do not affect decisions regarding those other elements of compensation, other than to the extent that awards under the Short Term Incentive Plan and the Long Term Incentive Plan are calculated by using a percentage of base salary. Further, the base salaries are also compared to the compensation levels of other executive officers having equivalent responsibility within the Company for internal fairness purposes.

Base Salary

For the 2015 calendar year, the base salaries for the Chief Executive Officer and each of the other Named Executive Officers is based upon the scope of their responsibilities and an assessment of each of their contributions towards the Company’s success. In addition, each Senior Executive Officer’s base salary was impacted by his performance during the prior twelve-month period against the criteria described below in “2014 Performance Reviews of Chief Executive Officer and Other Named Executive Officers,” as reviewed by the Compensation Committee and recommended by Mr. Fischer (for each Senior Executive Officer other than himself). The base salaries were also compared to the compensation levels of other executive officers having equivalent responsibility at the peer group companies to confirm that the base salaries were competitive with the market. In making his base salary recommendations for calendar year 2015, Mr. Fischer acknowledged the efforts of all Senior Executive Officers in 2014 in conducting a thorough strategic analysis of the Company’s business segments and the development of a transformation plan and process to fix, sell or close underperforming businesses while optimizing core businesses. In addition, he noted the following factors for the performance of each of the Senior Executive Officers during the prior calendar year: for Mr. Hilsheimer, his outstanding leadership in the finance department and in the Company’s transition to new independent auditors; for Mr. Watson, his leadership style provided confidence to the Company’s business leaders and additional focus on customers with respect to ongoing business operations and the Company’s transformation plan and strategy; for Mr. Martz, his keen insight and counsel continued to guide the Company as its general counsel and in his temporary role as Chief Administrative Officer; and for Mr. Signorelli, his firm business guidance and leadership generated positive results amid the economic uncertainties in the EMEA/APAC region.

For calendar year 2015, the Compensation Committee approved a 5.7% increase for Mr. Watson and a 3% increase for Messrs. Martz and Signorelli, respectively; there were no increases for Messrs. Fischer and Hilsheimer.

Short Term Incentive Plan

The Short Term Incentive Plan is intended to provide short-term incentive compensation to participants, which, consistent with our compensation objectives, is linked to the profitability of the Company’s businesses during each fiscal year. The Short Term Incentive Plan, which has received stockholder approval, is also intended to provide participants with incentive compensation that is not subject to the deduction limitation rules prescribed under Section 162(m) of the Code. See “— Tax Considerations Affecting Compensation Decisions” below.

The Special Subcommittee administers the Short Term Incentive Plan. Among other matters, the Special Subcommittee approves participants for the Short Term Incentive Plan from among the Company’s executive employees and determines the performance goals, target amounts, award opportunities and other terms and conditions of awards under the Short Term Incentive Plan. Awards under the Short Term Incentive Plan consist of cash amounts payable upon the achievement, during a specified performance period, of specified objective performance goals. At the beginning of a performance period for a given award, the Special Subcommittee establishes the performance goals, award opportunity and the target amount of the award which will be earned by the Named Executive Officers if the performance goals are achieved in full, together with any lesser or greater amount that will be earned if the performance goals are only partially achieved or exceeded. After the end of the performance period, the Special Subcommittee certifies the extent to which the performance goals are achieved and determines the amount of the award that is payable.

Consistent with prior years, the Short Term Incentive Plan’s 2014 fiscal year financial performance goals were based, and its 2015 fiscal year financial performance measures are based, upon the achievement of targeted measures of return on net assets (“RONA”), subject to such adjustments that the Special Subcommittee determines to be necessary to reflect accurately the RONA of the Company and/or one or more operating groups of the Company on the award date. The Special Subcommittee originally chose RONA as the measure for the Short Term Incentive Plan because it believed this metric to be the best measure of current profitability supporting growth. For fiscal years 2012, 2013 and 2014, the targeted measure of RONA for all Named Executive Officers was based on corporate performance (“Corporate RONA”), except with respect to Mr. Signorelli. For fiscal years 2013 and 2014, Mr. Signorelli’s award was based 50% on Corporate RONA and 50% on the RONA of the Company’s Rigid Industrial Packaging & Services business segments in the Europe, Middle East and Africa and the Asia Pacific regions (“EMEA/APAC RONA”). For fiscal year 2012, Mr. Signorelli’s award was based 50% on Corporate RONA and 50% on the RONA of the Company’s Rigid Industrial Packaging & Services business segments in the Europe, Middle East and Africa only.

No incentive bonus is paid if the RONA calculation is below the threshold established for that specific performance period, using the formula for the calculation as stated in the Short Term Incentive Plan (see the Summary Compensation Table and Grants of Plan-Based Awards Table below for information on the plan formula). For fiscal year 2014, the threshold Corporate RONA and EMEA/APAC RONA calculations were 9.8% and 17.3%, respectively, and for fiscal year 2015 the threshold Corporate RONA is 10.75%. Achievement of the applicable threshold RONA calculation would result in a 50% payout of each individual Named Executive Officer’s award potential. For fiscal year 2014, the target Corporate RONA and EMEA/APAC RONA calculations were 12.3% and 21.6%, respectively, and for fiscal year 2015 the target Corporate RONA is 13.44%. Achievement of the applicable target RONA calculation would result in a 100% payout of each eligible individual Named Executive Officer’s award potential. For fiscal year 2014, the maximum Corporate RONA and EMEA/APAC RONA calculations were 14.8% and 25.9%, respectively, and for fiscal year 2015 the maximum Corporate RONA is 16.13%. Achievement of the applicable maximum RONA calculation would result in a 200% payout of each individual Named Executive Officer’s award potential. No additional incentive bonus is paid beyond the established applicable maximum RONA calculation for each performance period. Under the Short Term Incentive Plan, the maximum payment that could be paid to any participant during any twelve-month period is $2.0 million. The Special Subcommittee establishes the threshold number as being realistic and the maximum as being aggressive for each performance period.

For fiscal year 2014, Mr. Fischer’s award potential was 110% of his base salary, Mr. Hilsheimer’s award potential was 75% of his base salary (subject to a 50% prorated reduction based upon his date of hire), Mr. Watson’s award potential was 70% of his base salary, Mr. Martz’s award potential was 65% of his base salary, Mr. Signorelli’s award potential was 60% of his base salary, and Mr. Andre’s award potential was 40% of his base salary. The award potential for each Senior Executive Officer will remain the same for fiscal year 2015.

Long Term Incentive Plan

The Long Term Incentive Plan is intended to focus management on the key measures that drive superior performance over the longer-term. The Long Term Incentive Plan is also intended to provide participants with incentive compensation that is not subject to the deduction limitation rules prescribed under Section 162(m) of the Code. See “— Tax Considerations Affecting Compensation Decisions” below.

The Special Subcommittee administers the Long Term Incentive Plan. Employees of the Company who are designated by the Special Subcommittee as “key employees” are eligible to participate in and receive awards under the Long Term Incentive Plan. Specifically, the Long Term Incentive Plan is based on three-year performance periods that commence at the start of every fiscal year. At the beginning of each three-year performance period, the Special Subcommittee selects and establishes the award opportunity for each Named Executive Officer based on the Special Subcommittee’s reasoned business judgment and subjective review of, based in part on the recommendation of the Chief Executive Officer, his or her scope of responsibility and historical performance and the performance goals for that three-year performance period which, if met, will entitle the executive to the payment of the incentive compensation award.

For each three-year performance period commencing prior to November 1, 2011, the performance goals were based in equal parts on targeted levels of “earnings per share” and “free cash flow.” These two metrics were originally chosen by the Special Subcommittee because it believed that in the aggregate they best measured long-term growth and the creation of shareholder value. For the purposes of the Long Term Incentive Plan, “earnings per share” for a performance period are subject to adjustments determined by the Special Subcommittee as necessary to reflect accurately the earnings per share of the Company at the award date. For the purposes of the Long Term Incentive Plan, “free cash flow,” means the Company’s net cash provided by operating activities for the performance period, subject to adjustments determined by the Special Subcommittee as necessary to reflect accurately the free cash flows of the Company at the grant date. For the three-year performance periods commencing on and after November 1, 2011, the performance goals are based on targeted levels of earnings before interest, taxes, depreciation, depletion and amortization (“EBITDA”). This measure was chosen because the Special Subcommittee believes it is the one most aligned with current analyses for maximizing shareholder value.

For each performance period, participants are to be paid 50% in cash and 50% in restricted shares of the Company’s Class A and/or Class B Common Stock, as determined by the Special Subcommittee, with the number of restricted shares awarded being based on the average closing price of such restricted shares during the 90 day period preceding the day that the performance criteria for the applicable three-year performance period was established. The Special Subcommittee believes that awarding restricted shares in lieu of cash better aligns the interests of the Named Executive Officers and other key employees with the interests of the Company’s stockholders and facilitates compliance with the stock ownership guidelines by participants. See “Stock Ownership Guidelines” below. All restricted stock issued pursuant to the Long Term Incentive Plan is fully vested on the date of issuance, with a restriction on the sale or transfer of the restricted shares within a prescribed time period determined by the Special Subcommittee (typically one year and one day from the date of issuance) that is not impacted in any way upon a change in control of the Company.

The Special Subcommittee may establish a range of performance goals which correspond to, and will entitle participants to receive, various levels of awards based on percentage multiples of the “target incentive award,” which is the incentive compensation amount to be paid to participants when the performance criteria designated as the “100% award level” is met. The Special Subcommittee establishes the target incentive award for each participant based on a percentage of that participant’s average base salary (exclusive of any bonus and other benefits) during the three-year performance period. Under the Long Term Incentive Plan, each range of performance goals may include levels of performance above and below the 100% performance level, ranging from a minimum of 0% to a maximum of 200% of the target incentive award. The Special Subcommittee may also establish a minimum level of performance goal achievement below which no awards are paid to any participant. For the three-year performance periods commencing in fiscal years 2012, 2013 and 2014, the minimum level of performance goal achievement is 33% of the target award.

After the performance goals are established, the Special Subcommittee aligns the achievement of the performance goals with the award opportunities, such that the level of achievement of the pre-established performance goals at the end of the performance period determines the “final awards” (i.e., the actual incentive compensation earned during the performance period by the participant). The established award opportunities vary in relation to the scope of responsibilities of each participant and historical performance.

For the three-year period that ended in fiscal year 2014:

•	the three-year cumulative threshold EBITDA was $1,353 million, the achievement of which would result in a 33% payout of each individual Named Executive Officer’s award potential;

•	the three-year cumulative target EBITDA was $1,691 million, the achievement of which would result in a 100% payout of each individual Named Executive Officer’s award potential; and

•

the three-year cumulative maximum EBITDA was $2,029 million, the achievement of each of which would result in a 200% payout of each eligible individual Senior Executive Officer’s award potential and a 150% payout for Mr. Andre).

The Special Subcommittee established the threshold number as being realistic to achieve and the maximum as being difficult to achieve for this performance period.

For the three-year period that ended in fiscal year 2014, for Mr. Fischer the award potential was 300% of his base salary, for Mr. Watson the award potential was 100% of his base salary, for Mr. Martz the award potential was 160% of his base salary, for Mr. Signorelli the award potential was 130% of his base salary and for Mr. Andre the award potential was 75% of his base salary. Mr. Hilsheimer was not eligible for an award during this period.

Under the Long Term Incentive Plan for the three year periods ending on or before October 31, 2013, threshold, target and maximum “earnings per share” and “free cash flow calculations” were established for each performance period the achievement of which would result in a 33%, 100% and 150% (200% for certain senior executives, including the Senior Executive Officers), respectively, payout for that component of each individual Named Executive Officer’s award potential.

Confidentiality — The Company’s EBITDA performance goals, used in the Long Term Incentive Plan for each of the three year periods ending in fiscal year 2015, 2016 and 2017, the Class A Common Stock target price performance goals used in the Two Year Plan (see “Two-Year Reinvigorated Incentive Plan” below) and the EMEA/APAC RONA performance goals for fiscal year 2015 are not included in this Compensation Discussion and Analysis section because the Company believes that disclosure of this information would cause the Company substantial competitive harm. In the rigid industrial packaging and the flexible products segments of the Company’s business, which account for over three-quarters of the Company’s revenues, the Company’s competitors are mostly privately-held companies that generally do not disclose their financial information, executive salaries and other key information to the public. The Company does not provide stock price guidance or target prices to investors and although the Company provides earnings guidance to investors, the Company attempts to incentivize key employees at levels above and below this guidance at a higher or lower percentage of their annual base salaries and the public disclosure of such levels could create confusion with investors. In addition, the public disclosure of the prospective targets and ranges of EBITDA under our Long Term Incentive Plan would cause substantial competitive harm because, among other matters, the Company would be disclosing to its competitors the long-term bonus structure of its Named Executive Officers and other key employees and would be providing competitors with the Company’s anticipated level of earnings for the next three years, which could provide significant insight into the Company’s corporate initiatives and activities, including merger and acquisition activities and other growth plans. Furthermore, because the Company’s significant competitors in the rigid industrial packaging and the flexible products segments do not make similar disclosures, the Company’s detailed disclosure of targeted EBITDA gives a competitive advantage to its competitors.

For purposes of illustration and to provide context to our stockholders regarding the difficulty our Named Executive Officers face in achieving the performance targets under the Long Term Incentive Plan, the percent of the target goal achieved for each performance target for each of the three year periods ending in the last three fiscal years is set forth below:

	EBITDA			Earnings per Share			Operating Cash Flow
Fiscal Year	Target Goal Achieved (%)	Maximum of Target Goal Achievable (%)		Target Goal Achieved (%)	Maximum of Target Goal Achievable (%)		Target Goal Achieved (%)	Maximum of Target Goal Achievable (%)
2014	42	150/200	*	—	—		—	—
2013	—	—		0	150/200	*	128	150/200	*
2012	—	—		0	150/200	*	90	150/200	*

*	150% for Mr. Andre and 200% for the eligible Senior Executive Officers and certain other executive employees

Two-Year Reinvigorated Incentive Plan

As discussed under “Long Term Incentive Plan” above, the performance goals under the Long Term Incentive Plan for the three-year performance periods ending in fiscal years 2014 and 2015 are based on targeted levels of EBITDA. Due to the slow nature of the global economic recovery in 2012 and 2013 and the magnitude of the annual level of targeted increases provided by the Special Subcommittee for those periods, it was apparent that the respective target performance goals for these two three-year performance periods were largely unachievable. Consequently, the Long Term Incentive Plan for those periods had become less effective than originally envisioned in its primary functions of incentivizing management to reach performance targets that drive maximum shareholder value and serving as a means to retain talented employees. The Two-Year Reinvigorated Incentive Plan (the “Two Year Plan”) adopted in fiscal year 2013 was intended to replace this lost incentive opportunity and to continue to focus management on superior performance over the long-term. The Two Year Plan provides participants with incentive compensation that is subject to the deduction limitation rules prescribed under Section 162(m) of the Code.

The Special Subcommittee administers the Two Year Plan. Employees of the Company who are participants in the Long Term Incentive Plan for one or both of the three year periods ending in 2014 and 2015 are eligible to participate and receive awards under the Two Year Plan. The Two Year Plan contains a single performance period that began December 2, 2013 and ends December 31, 2015. The Special Subcommittee has selected and established an award opportunity for each Named Executive Officer based on the Named Executive Officer’s award potential under the Long-Term Incentive Plan for the three year performance periods ending in 2014 and 2015.

The performance goals under the Two Year Plan are based on the price of the Company’s Class A Common Stock. This measure was chosen because the Special Subcommittee believes it is closely aligned with maximizing shareholder value. The Special Subcommittee has established three stock price targets for participants that correspond to, and will entitle participants to receive an award equal to 100%, 150% or 200%, respectively, of each individual participant’s award opportunity. The stock price targets were calculated by applying specified percentage increases to the average closing stock price measured over a twenty (20) consecutive trading day period commencing ten (10) trading days before the date of the Company’s earnings release for fiscal year 2013. A stock price target will be determined to have been met if the Company’s Class A Common Stock price closes at or above such target price for twenty (20) consecutive trading days during the performance period, as long as the closing stock price for each of the last twenty (20) trading days preceding December 31, 2015 is at least ninety-five percent (95%) of such target price.

Awards will be based on the highest target price achieved, if any, during the performance period and each participant’s payout under the Two Year Plan will be offset by (a) the greater of (i) an amount equal to a fifty percent (50%) target payout for such participant under the Long Term Incentive Plan for the three-year performance period ending in fiscal year 2014, or (ii) the actual payout for such participant under the Long Term Incentive Plan for the three-year performance period ending in fiscal year 2014, so long as such individual is a participant in that performance period, and (b) the greater of (i) an amount equal to a seventy-six percent (76%) target payout for such participant under the Long Term Incentive Plan for the three-year performance period ending in fiscal year 2015, or (ii) the actual payout for such participant under the Long Term Incentive Plan for the three-year performance period ending in fiscal year 2015, so long as such individual is a participant in that performance period. Failure to achieve a stock price target will result in a 0% payout under the Two Year Plan. Participant awards are to be paid 100% in cash.

Retirement and Deferred Compensation Plans

Pension Plans

The Greif, Inc. Pension Plan (the “Pension Plan”) is a tax-qualified defined benefit plan meeting the requirements of Section 401(a) of the Code. The Pension Plan is designed to provide benefits to those employees hired in the United States prior to November 1, 2007 who have long and continuous service before retirement. All eligible Named Executive Officers are able to participate in the 35% final average earnings benefit structure under the Pension Plan. Messrs. Hilsheimer and Signorelli are not eligible to participate in the Pension Plan, although Mr. Signorelli is a participant in other pension plans of the Company for non-U.S. employees. The Pension Plan provides for a monthly benefit for the participant’s lifetime upon reaching the normal retirement age under the Pension Plan, which is 65. The monthly benefit is calculated by multiplying the participant’s annual average compensation (calculated using the five highest years of compensation, capped at Code limits) by 35% and the number of years of service and divided by 12 months. Participants are 100% vested in the Pension Plan once they have been credited with five years of service with the Company. Thus, Messrs. Fischer, Watson and Martz are all 100% vested in the Pension Plan. Once a participant is 100% vested, the participant will have earned a nonforfeitable right to a benefit under the Pension Plan. Benefits commence at the later of age 65 or five years vested in the Pension Plan. The Pension Plan offers early retirement benefits at age 55 on a reduced basis with a required 15 years of service.

Mr. Signorelli participates in pension plans sponsored by subsidiaries of the Company in Brazil and the Netherlands, respectively. These pension plans provide benefits to Mr. Signorelli upon his reaching the normal retirement age under the plans, which is 60 and 65, respectively. Mr. Signorelli is 100% vested in each of the pension plans and has earned a non-forfeitable right to benefits under the plans. The Brazilian pension plan offers early retirement benefits at age 55 with a required 10 years of service. Mr. Signorelli’s Netherlands pension plan does not offer early retirement benefits.

Supplemental Executive Retirement Plans

The SERP provides benefits for a select group of executives, including the Senior Executive Officers who participate in a Company sponsored pension plan. The benefit from applicable pension plans and the SERP is equal to a target percentage (ranging from 40% to 50% depending on job classification) times the executive’s highest three-year average compensation of the last five years worked by the executive and reduced for less than 20 years of continuous service and for receiving benefits prior to the executive’s normal retirement age. “Compensation” for purposes of the SERP includes base salary and payments under the Short Term Incentive Plan, and benefits are payable quarterly under the SERP for 15 years. “Normal retirement age” for purposes of the SERP is age 65. Vesting under the SERP requires 10 years of service or the attainment of the normal retirement age with at least five years of service.

Senior Executive Officers who are not eligible to participate in a Company sponsored pension plan, may participate in the DC SERP. Under this plan, each year the Company accrues into an account an amount equal to a specified percentage of the executive’s annual Compensation as his future retirement benefit. “Compensation” for purposes of the DC SERP includes base salary and payments under the Short Term Incentive Plan. This account is also credited annually with interest based on the discount rate used under the Pension Plan. Vesting under the DC SERP requires 10 years of service or the attainment of age 65 with at least five years service. Vested executives are entitled to the payment of a future benefit upon retirement equal to the accrued amounts and credited interest, which is payable in equal installments quarterly over 15 years. As of the date of this Proxy Statement, Mr. Hilsheimer is the only participant in the DC SERP.

Defined Contribution/401(k) Plan

The Company maintains a tax-qualified defined contribution plan meeting the requirements of Section 401(k) of the Code, commonly called a 401(k) plan, for substantially all of its U.S. employees. The 401(k) plan is available on the same terms to all of our U.S. employees, including our Named Executive Officers who are U.S. employees. Each participant can elect to contribute from 0% to 100% of his or her base salary to the 401(k) plan, subject to Internal Revenue Service and ERISA limitations. The deferred amount is invested in accordance with the election of the participant in a variety of investment choices, including a Company stock fund. Subject to certain limitations, the Company has the option to match a participant’s contributions to the 401(k) plan. While a participant is always vested in his or her own salary reduction contributions, the right of a participant to amounts credited to his or her account as company-matching contributions is subject to vesting as provided by the 401(k) Plan.

As a result of global economic conditions and economic uncertainty at the beginning of the 2012 calendar year, the Company’s management implemented certain cost-cutting measures, including the suspension of the Company’s matching of participant contributions to the 401(k) plan of the Company except as required by collective bargaining agreements. In July 2012, the Company match was reinstituted.

Nonqualified Deferred Compensation Plan

The Company has a nonqualified deferred compensation plan for the Company’s executive officers, including the Senior Executive Officers, which allows them to defer income into a nonqualified plan. This plan is compliant with the regulations promulgated by the Internal Revenue Service under Section 409A of the Code and provides a vehicle for the executives to defer amounts higher than the IRS limits established for qualified plans. Although the Company has not done so to date, the Company may provide a match on any compensation deferred by the Senior Executive Officers equivalent to the match that would have been made in the qualified plan but for such limits on the amount that could be contributed under the qualified plan. The Company may also make discretionary contributions into each officer’s account, but the Company has not done so to date. Base salary, Short Term Incentive Plan and Long Term Incentive Plan payments are all eligible for deferral into this plan. There are no limits on the amounts of compensation eligible for deferral. For example, an executive officer may defer 100% of his or her compensation.

The deferred compensation and Company match (and Company contributions, if any) are deposited into a rabbi trust to protect and segregate the funds. Deferred funds are invested in the same range of investment options as are available in the Company’s qualified 401(k) plan.

Each year each Senior Executive Officer makes an election whether or not to participate in the plan and at what level he or she wishes to defer. The executive also chooses the investment fund in which he or she wants the funds to be invested. In addition, the executive chooses the schedule on which these funds are to be distributed to them or their beneficiary upon retirement or death.

Perquisites.

In addition to the compensation described above, the Company administers a health and wellness program for its executive officers, including its Senior Executive Officers, which includes yearly general physical exams. Senior Executive Officers may have under certain limited and atypical or emergency circumstances, personal use of the Company’s aircraft. The Company offers no other perquisites to the Senior Executive Officers who work in the United States of America. Mr. Signorelli, who is based in Europe, is provided with a car in accordance with customary local practice as well as benefits customarily provided to employees on expatriate assignments, including a foreign service allowance and certain housing benefits. See Footnote (6) to the “Summary Compensation Table” for information concerning these perquisites.

Stock Ownership Guidelines.

In order to better align the interests of the executive officers and key employees of the Company and stockholders of the Company, the Board believes that executive officers and key employees should have a financial stake in the Company. In furtherance of the Company’s commitment to sound corporate governance, the Board believes that the President/Chief Executive Officer of the Company should own a minimum of five times his annual base salary in shares of Company common stock, each of the other executive officers of the Company should own a minimum of three times their annual base salary in shares of Company common stock, and each of the other key employees participating in the Long Term Incentive Plan should own a minimum of one times their annual base salary in shares of Company common stock. Beginning five years after initial participation in the Long Term Incentive Plan or the attainment of a position that requires a higher threshold, officers and other key employees of the Company, including the Chief Executive Officer, are required to retain 100% of their shares of restricted stock awarded under the Long Term Incentive Plan (all of which shares are fully vested upon issuance) until such ownership thresholds have been achieved. The Board will evaluate whether exceptions should be made in the case of any employee who, due to his or her unique financial circumstances, would incur a hardship by complying with these requirements.

Tax Considerations Affecting Compensation Decisions.

Section 162(m) of the Code imposes a limit on the amount of compensation that the Company may deduct in any one year with respect to certain “covered employees,” unless certain specific and detailed criteria are satisfied. Performance-based compensation, as defined in the Code, is fully deductible if the programs are approved by stockholders and meet other requirements. The Short Term Incentive Plan and Long Term Incentive Plan have both been approved by our stockholders and thus are designed to permit us to receive a federal income tax deduction for the awards made pursuant to these incentive plans. However, we seek to maintain flexibility in compensating our executives, and as a result, our Compensation Committee has not adopted a policy requiring all compensation to be deductible.

In addition, if any of the Company’s “covered employees” average base salary during the three-year performance period under our Long Term Incentive Plan exceeds by more than 130% such person’s base salary on the first day of the performance period, then such person’s average base salary for purposes of calculating the final award will be capped at 130% of such person’s base salary on the first day of the performance period.

2014 Performance Reviews of Chief Executive Officer and Other Named Executive Officers

In December 2014, the Compensation Committee reviewed the performance of Mr. Fischer and the other Senior Executive Officers based upon certain pre-established performance categories approved by the Compensation Committee. The performance categories were determined by the Compensation Committee to be aligned with the Company’s compensation policies and philosophies. These performance categories were also reviewed by Mr. Fischer in connection with his recommendations to the Compensation Committee. These categories are as follows:

1.	Financial Performance Results

2.	Strategic Effectiveness and Innovation

3.	Business Management

4.	Talent Management

5.	Personal Effectiveness

As Chief Executive Officer, the Compensation Committee added “Board Relations” as an additional performance category for Mr. Fischer.

Mr. Fischer reviewed each Senior Executive Officer (other than himself) based on the above five categories using three criteria — exceeds expectations, meets expectations and needs improvement, as well as using other subjective assessments of performance, and reported his subjective determinations to the Compensation Committee. No single factor was given specific relative weight by Mr. Fischer or the Compensation Committee, but all of the factors were considered in the aggregate in their collective experience and reasoned business judgment. The Compensation Committee and Special Subcommittee considered the proposed adjustments, if any, to the base salary, Short Term Incentive Plan and Long Term Incentive Plan compensation, and award opportunities for the Senior Executive Officers and determined they were at appropriate levels in light of the salaries and bonuses of other executive officers in equivalent roles in the Company’s peer group and market data provided by Towers Watson.

In reviewing Mr. Fischer’s performance as Chief Executive Officer for the 2014 fiscal year, the Compensation Committee solicited written comments from all members of the Board of Directors based on the above six categories using the following criteria — exceeds expectations; meets expectations; and needs improvement. The Compensation Committee compiled the written comments. In evaluating the 2014 fiscal year performance of Mr. Fischer with respect to each of the categories of his compensation, the Compensation Committee specifically discussed and recognized the following factors of Mr. Fischer’s performance during the year:

•

His leadership in conducting a thorough strategic analysis of the Company’s business segments and the development of a transformation plan and process to fix, sell or close underperforming businesses while optimizing core businesses;

•

His adept handling of several personnel matters including the appointment of a Chief Operating Officer, the creation of a global strategy position, the leadership transition in Flexible Products & Services and the hiring of a highly qualified Chief Financial Officer;

•	His resolve in dealing with the criminal occupation of a facility in Turkey and the replacement of the Company’s external auditors; and

•	His commitment to continuing to drive the Company’s safety performance to world-class status.

Compensation of the Chief Executive Officer and Other Named Executive Officers

As indicated above, in December 2014, the Compensation Committee and Special Subcommittee met to review the Company’s goals as they relate to the compensation of the Chief Executive Officer and the other Senior Executive Officers in order to establish and formalize the criteria to be used in determining their compensation for the next calendar year.

The Special Subcommittee considered the base salary, Short Term Incentive Plan and Long Term Incentive Plan compensation and award opportunities for Mr. Fischer for 2014. Mr. Fischer’s base salary was $1,010,000 during calendar year 2014. Upon consideration, the Special Subcommittee decided to maintain Mr. Fischer’s base salary at his 2014 level for calendar year 2015, based upon current economic and operating conditions. The Special Subcommittee then considered the Short Term Incentive Plan and Long Term Incentive Plan compensation and award opportunities for Mr. Fischer and determined they were at appropriate levels. For fiscal year 2015, Mr. Fischer’s target award potential under the Short Term Incentive Plan is 110% of his base salary and his target award potential under the Long Term Incentive Plan for the performance periods ending in fiscal years 2015, 2016 and 2017 is 330%, 360% and 360% of his base salary, respectively.

In its December 2014 meetings, the Special Subcommittee certified the extent to which the performance goals under the Short Term Incentive Plan had been achieved for the 2014 fiscal year. The Special Subcommittee certified a Corporate RONA calculation for fiscal year 2014 of 11.8%, which resulted in an 81.8% target payout with respect to Corporate RONA to Mr. Fischer, the other eligible Named Executive Officers, and all other participants in the Short Term Incentive Plan. Accordingly, Mr. Fischer was awarded a cash payment of $908,798 under the Short Term Incentive Plan for fiscal year 2014. The EMEA/APAC RONA calculation for fiscal year 2014 was 24.0%, which resulted in a 145% target payout with respect to EMEA/APAC RONA to Mr. Signorelli. See “Summary Compensation Table” for the amount of the award to the other Named Executive Officers under the Short Term Incentive Plan for fiscal year 2014.

In January 2015, the Special Subcommittee certified the extent to which the performance goals under the Long Term Incentive Plan had been achieved for the three-year performance period ended in fiscal year 2014. The Special Committee certified that compensable three-year cumulative EBITDA of $1,400 million had been achieved under the Long Term Incentive Plan which resulted in a 42% payout to Mr. Fischer, the other Named Executive Officers and the other participants in the Long Term Incentive Plan. Accordingly, Mr. Fischer was awarded a cash payment of $590,100 and 12,910 restricted shares of the Company’s Class A stock under the Long Term Incentive Plan for fiscal year 2014. See “Summary Compensation Table” for the amount of the award to the other Named Executive Officers under the Long Term Incentive Plan for fiscal year 2014.

Executive Compensation Advisory Votes

At the 2011 annual meeting of the stockholders of the Company, the holders of Class B Common Stock approved an advisory vote on the Company’s executive compensation to its named executive officers every three years until the next required vote on frequency of stockholder votes on executive compensation. At 2014 annual meeting of the stockholders of the Company, the holders of Class B Common Stock approved the compensation, as disclosed in the Compensation Discussion and Analysis section and compensation tables, as well as the other narrative executive compensation disclosures, contained in the Company’s definitive Proxy Statement for its 2014 annual meeting of stockholders, of the Company’s named executive officers identified therein. The Board of Directors will hold the next advisory vote on executive compensation in 2017, at which time it will also hold the next required vote on frequency of stockholder votes on executive compensation.

Summary Compensation Table

The following table sets forth the compensation for the fiscal years ended October 31, 2014, 2013 and 2012 for the Company’s principal executive officer, principal financial officer (and those individuals acting in a similar capacity) and three other most highly compensated executive officers (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

Name and principal position(1)	Year	Salary ($)(2)	Bonus ($)	Stock Awards ($)(4)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
David B. Fischer, President and Chief Executive Officer	2014 2013 2012	1,000,769 934,616 850,000	— — —	565,830 556,964 202,185	— — —	1,498,898 1,816,850 781,424	1,407,793 388,339 496,634	14,452 9,512 4,705	4,487,742 3,706,281 2,334,948

Lawrence A. Hilsheimer, Executive Vice President and Chief Financial Officer	2014 2013 2012	300,000 — —	— — —	829,650 — —	— — —	199,388 — —	— — —	8,535 — —	1,337,573 — —

Peter G. Watson, Chief Operating Officer	2014 2013 2012	506,346 — —	— — —	86,083 — —	— — —	393,253 — —	90,279 — —	10,005 — —	1,085,966 — —

Gary R. Martz, Executive Vice President, General Counsel and Secretary(3)	2014 2013 2012	526,154 502,577 479,933	50,000 — —	163,695 219,594 94,193	— — —	452,517 593,142 302,605	470,875 46,008 343,048	10,005 9,512 8,830	1,673,246 1,370,833 1,228,609

Ivan Signorelli, Senior Vice President and Group President(8)	2014 2013 2012	512,873 536,204 479,994	— — —	161,091 171,711 97,674	— — —	509,156 547,143 302,880	526,666 353,886 611,008	139,068 137,573 121,541	1,848,854 1,746,517 1,613,097

Kenneth B. Andre, III, Former Vice President and Corporate Controller	2014 2013 2012	106,258 282,343 —	250,000 250,000 —	— 58,002 —	— — —	108,385 194,367 —	— — —	5,990 9,273 —	470,633 793,985 —

(1)	Mr. Hilsheimer was named Executive Vice President and Chief Financial Officer on May 12, 2014.

Mr. Andre, as Vice President and Corporate Controller, was the principal accounting officer of the Company at the time of his death on March 1, 2014. He is included in the Summary Compensation Table and the other compensation tables included in this Proxy Statement because, prior to the appointment of Mr. Hilsheimer and in the absence of a principal financial officer, he performed certain activities that had been previously performed by the principal financial officer.

(2)	The amounts of base salary for fiscal years 2012, 2013 and 2014 reflect actual amounts paid to the respective Named Executive Officer for each fiscal year ended October 31. As discussed in “Elements of Compensation — Base Salary” above, the Company implements increases on a calendar year rather than a fiscal year basis.

(3)	Mr. Martz’s discretionary cash bonus amount was related to work performed during his temporary role as Chief Administrative Officer during the fiscal year ended October 31, 2014.

(4)

Amounts represent the restricted share portion of Long Term Incentive Plan awards, as described below (see “— Incentive Compensation Plans”) and as discussed in the “Compensation Discussion and Analysis — Long Term Incentive Plan” above, based upon the dollar amount recognized for financial statement reporting purposes during fiscal years 2014, 2013, and 2012, respectively, computed in accordance with Accounting Standards Certification (“ASC”) 718. For a discussion of the relevant ASC 718 valuation assumptions, see Note 1 in the Consolidated Financial Statements included in Item 8 of the 2014 Form 10-K. Mr. Hilsheimer’s amount for fiscal year 2014 also includes the aggregate grant date fair value, computed in accordance with ASC 718, of 15,000 restricted shares of the Company’s Class A Common Stock awarded to him under the Company’s 2001 Management Equity Incentive and Compensation Plan as a component of his hiring compensation package. This amount was determined by multiplying the closing price of the Company’s Class A Common Shares on the grant date ($55.31) by the number of restricted shares granted.

(5)	Amounts represent the cash awards earned under the Company’s Short Term Incentive Plan and Long Term Incentive Plan. See “Elements of Compensation — Short Term Incentive Plan” and “— Long Term Incentive Plan.” The cash awards earned under the Short Term Incentive Plan and the Long Term Incentive Plan for fiscal years 2014, 2013 and 2012 are as follows:

	Short Term Incentive Plan Awards ($)	Long Term Incentive Plan Awards ($)	Total Non-Equity Incentive Plan Compensation Awards ($)
David B. Fischer 2014 2013 2012	908,798 1,180,850 509,999	590,100 636,000 271,425	1,498,898 1,816,850 781,424

Lawrence A. Hilsheimer 2014 2013 2012	199,388 — —	— — —	199,388 — —

Peter G. Watson 2014 2013 2012	303,478 — —	89,775 — —	393,253 — —

Gary R. Martz 2014 2013 2012	281,801 342,390 176,130	170,716 250,752 126,475	452,517 593,142 302,605

Ivan Signorelli 2014 2013 2012	323,538 347,092 171,741	185,618 200,051 131,139	509,156 547,143 302,880

Kenneth B. Andre, III 2014 2013 2012	39,797 128,100 —	68,588 66,267 —	108,385 194,367 —

(6)	Amounts represent the change in the pension value for each Named Executive Officer, including amounts accruing under the Pension Plan, other company pension plans, the SERP and the DC SERP. None of the Named Executive Officers who participate in the nonqualified deferred compensation plan receive preferential or above market earnings.

(7)	For Named Executive Officers based in the United States, amounts represent the Company’s match of employee contributions to the 401(k) plan, premiums paid for life insurance and the value of the annual wellness physical and any other perquisites paid by the Company to or on behalf of such Named Executive Officers during the fiscal years 2014, 2013 and 2012.

	Company Match for 401(k) Plan ($)	Company paid Life Insurance Premiums ($)	Value of Wellness Physical Exams ($)	Perquisites and Other Personal Benefits†	Total All Other Compensation
David B. Fischer 2014 2013 2012	7,800 7,650 —	2,205 1,862 2,205	2,500 — 2,500	1,947 — —	14,452 9,512 4,705

Lawrence A. Hilsheimer 2014 2013 2012	7,800 — —	735 — —	— — —	— — —	8,535 — —

Peter G. Watson 2014 2013 2012	7,800 — —	2,205 — —	— — —	— — —	10,005 — —

Gary R. Martz 2014 2013 2012	7,800 7,650 4,125	2,205 1,862 2,205	— — 2,500	— — —	10,005 9,512 8,830

Ivan Signorelli 2014 2013 2012	— — —	3,173 3,404 3,242	— — —	135,895 134,169 118,299	139,068 137,573 121,541

Kenneth B. Andre, III 2014 2013 2012	5,096 7,411 —	894 1,862 —	— — —	— — —	5,990 9,273 —

†	This column typically includes benefits related to expatriate assignments, pay credits and non-above market interest credits accrued with respect to the DC SERP and other miscellaneous benefits. For 2014, the amounts stated represent the incremental value for the personal use of the corporate aircraft by Mr. Fischer and expatriate plan benefits related to Mr. Signorelli’s assignment in The Netherlands. The incremental cost to the Company of personal use of the Company aircraft is calculated on average hourly cost in fiscal year 2014 and is calculated by adding variable operating costs for fuel, maintenance, engine reserves, weather monitoring, crew expenses, and landing/ramp fees. The methodology excludes fixed costs that do not change based on usage, such as pilots’ and other employees’ salaries, purchase costs of the aircraft and non-trip related hangar and insurance expenses. The amount for Mr. Signorelli represents expatriate plan benefits related to his assignment in Europe, such as the provision of a car, a foreign service allowance and a housing allowance paid by the Company to or on behalf of Mr. Signorelli during the fiscal years 2014, 2013 and 2012 as set forth below.

	Company Car ($)	Foreign Service Allowance ($)	Housing Allowance ($)
2014	21,779	51,334	62,782
2013	15,236	53,635	65,296
2012	16,790	48,623	52,886

(8)	Mr. Signorelli’s compensation is paid in Euros and has been converted to U.S. Dollars using an exchange rate of 1.2692, 1.3616 and 1.2966 for 2014, 2013 and 2012, respectively.

Grants of Plan-based Awards

The following table summarizes grants of non-equity and stock-based compensation awards made during fiscal year 2014 to the Named Executive Officers.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)(2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stocks (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David B. Fischer:
Long term	12/2/2013	1,026,259	3,109,876	6,219,753	—	—	—	—	—	—	—
Short term	12/2/2013	555,500	1,111,000	1,666,500	—	—	—	—	—	—	—

Lawrence A. Hilsheimer:
Long term	5/12/2014	—	—	—	—	—	—	—	—	—	—
Short term	5/12/2014	243,750	487,500	731,250	—	—	—	—	—	—	—
2001 Plan	5/12/2014	—	—	—	—	—	—	15,000	—	—	829,650

Peter G. Watson:
Long term	12/2/2013	179,511	543,972	1,087,944	—	—	—	—	—	—	—
Short term	12/2/2013	185,500	371,000	556,500	—	—	—	—	—	—	—

Gary R. Martz:
Long term	12/2/2013	287,217	870,355	1,740,710	—	—	—	—	—	—	—
Short term	12/2/2013	172,250	344,500	516,750	—	—	—	—	—	—	—

Ivan Signorelli:
Long term	12/2/2013	225,823	684,311	1,368,623	—	—	—	—	—	—	—
Short term	12/2/2013	166,684	333,367	500,051	—	—	—	—	—	—	—

Kenneth B. Andre, III:
Long term	12/2/2013	71,992	218,159	327,238	—	—	—	—	—	—	—
Short term	12/2/2013	56,681	113,363	170,044	—	—	—	—	—	—	—

(1)	In the 2014 fiscal year, each Named Executive Officer was selected to participate in the Long Term Incentive Plan for the performance period beginning November 1, 2013 and ending October 31, 2016. If the performance goals are achieved for that performance period, then awards will be made based on a percentage of such person’s average base salary (exclusive of any bonus and other benefits) during the three-year performance period. However, if such person’s average base salary during the three-year performance period exceeds by more than 130% the base salary of such person on the first day of the performance period, then such person’s average base salary for purposes of calculating the final award will be capped at 130% of such person’s base salary on the first day of the performance period. For the performance period, the threshold and maximum levels are 33% and 200% (except for Mr. Andre whose maximum level was 150%), respectively, of the target award. Estimated future payouts are based on the Named Executive Officer’s salary as of January 1, 2014, and are to be paid 50% in cash and 50% in restricted shares of the Company’s Class A and/or Class B Common Stock, as determined by the Special Subcommittee, with the number of restricted shares awarded being based on the average closing price of such restricted shares during the 90-day period preceding the day that the performance criteria for the performance period was established. See “Elements of Compensation — Long Term Incentive Plan.”

(2)

In the 2014 fiscal year, each Named Executive Officer was selected to participate in the Short Term Incentive Plan. Under the Short Term Incentive Plan, threshold, target and maximum levels of each individual Named Executive Officer’s award potential are established for each performance period, based on applicable RONA calculations. For Mr. Fischer the award potential was 110% of his base salary, for Mr. Hilsheimer the award potential was 75% of his base salary

(although the award will be prorated by 50% based upon his hire date), for Mr. Martz the award potential was 65% of his base salary, for Mr. Signorelli the award potential was 60% of his base salary and for Mr. Andre the award potential was 40% of his base salary (to be prorated as of the date of his death). See “Elements of Compensation — Short Term Incentive Plan.” The actual payments made to each Named Executive Officer under the Short Term Incentive Plan for 2014 fiscal year is shown in the Summary Compensation Table in the Non-Equity Incentive Plan Compensation column.

(3)	In fiscal year 2014, Mr. Hilsheimer was awarded 15,000 restricted shares of the Company’s Class A common stock under the 2001 Plan as a component of his hiring compensation package with an aggregate fair value of $829,650 based upon the closing price of the Company’s Class A Common Stock on May 12, 2014 of $55.31. The shares are subject to forfeiture in the event Mr. Hilsheimer ceases to be an active full-time employee of the Company, but the risk of forfeiture lapses on the restricted shares in equal tranches of 5,000 shares on each of the first, second and third anniversaries of the date of Mr. Hilsheimer’s start date (May 12, 2014).

Stock-based Compensation

Since 2006, the Company has not issued stock options or made stock awards to its executive officers or employees, other than as a component of the Long Term Incentive Plan or in certain circumstances, as a component of compensation packages offered to attract new key employees. Although it is the Compensation Committee’s current intention to use only the Long Term Incentive Plan for stock-based compensation to executive officers and other key employees, stock option and stock awards could be granted by the Company’s Compensation Committee under the Company’s 2001 Management Equity Incentive and Compensation Plan (the “2001 Plan”). The 2001 Plan provides for the award of incentive and nonqualified stock options and restricted and performance shares of Class A Common Stock to key employees. The maximum number of shares that could be issued each year is determined by a formula that takes into consideration the total number of shares outstanding and is also subject to certain limits. In addition, the maximum number of shares that may be issued under the 2001 Plan during its term for incentive stock options is 5,000,000 shares. The shares of Class A Common Stock subject to the 2001 Plan have been registered under the Securities Act of 1933. No option may vest less than two years after the grant date and or be exercised greater than ten years after its grant date. In addition, no options granted under the 2001 Plan can be repriced by the Company or repurchased by the Company without stockholder approval. In general, options may not be transferred by the option holder, except that the Compensation Committee may, in its sole discretion, permit transfers by the option holder to his or her spouse, children, grandchildren and certain other relatives or a trust for the principal benefit of one or more such persons or to a partnership whose only partners are one or more such persons.

In fiscal year 2014, Mr. Hilsheimer was awarded 15,000 restricted shares of the Company’s Class A common stock under the 2001 Plan as part of his compensation package. The shares are subject to forfeiture in the event Mr. Hilsheimer ceases to be an active full-time employee of the Company, but the risk of forfeiture lapses on the restricted shares in equal tranches of 5,000 shares on each of the first, second and third anniversaries of the date of Mr. Hilsheimer’s start date (May 12, 2014).

Equity Compensation Plan Information(1)

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted- Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders(2)	9,850	27.36		(3)
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	9,850

(1)	Information as of October 31, 2014.

(2)	These plans include the 2001 Plan, under which shares of the Company’s Class A Common Stock may be issued, and the Long Term Incentive Plan, under which restricted shares of the Company’s Class A and Class B Common Stock may be issued, and the 2005 Outside Directors Equity Award Plan, under which shares of the Company’s Class A Common Stock may be issued. See “Elements of Compensation — Long Term Incentive Plan,” “Stock-based Compensation,” and “Director Compensation Arrangements” for a further description of these plans. Stock options are no longer issued under the incentive stock option plan.

(3)	The number of shares of Class A Common Stock remaining available for future issuance under the 2005 Outside Directors Equity Award Plan was 102,047 shares. The Long Term Incentive Plan does not contain a limit on, or a formula for calculating, the number of shares available for future issuance under that Plan. The 2001 Plan contains a formula for calculating the number of shares available for future issuance under that Plan. This formula provides that the maximum number of shares which may be issued each calendar year under the 2001 Plan is equal to the sum of (a) 5.0% of the total outstanding shares as of the last day of the Company’s immediately preceding fiscal year, plus (b) any shares related to awards under the 2001 Plan that, in whole or in part, expire or are unexercised, forfeited, or otherwise not issued to a participant or returned to the Company, plus (c) any unused portion of the shares available under (a), above, for the immediately preceding two fiscal years as a result of not being made subject to a grant or award in such preceding two fiscal years. The approximate number of shares that may be issued under the 2001 Plan in 2015 is 3,800,000 shares. The maximum number of shares that may be issued under the 2001 Plan with respect to incentive stock options is 5,000,000 shares (1,072,311 shares remain available for future issuance under this limitation).

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes stock-based compensation awards outstanding as of the end of the 2014 fiscal year for the Named Executive Officers. As discussed in “Stock-based Compensation” above, since 2006, the Company has not issued stock options or made stock awards to its executive officers or employees, including the Named Executive Officers, other than as a component of the Long Term Incentive Plan or in certain circumstances, as a component of compensation packages offered to attract new key employees.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
David B. Fischer	—	—	—	—	—	—	—	—	—
Lawrence A. Hilsheimer(1)	—	—	—	—	—	15,000	654,750	—	—
Ivan Signorelli	—	—	—	—	—	—	—	—	—
Gary R. Martz	—	—	—	—	—	—	—	—	—
Ivan Signorelli	—	—	—	—	—	—	—	—	—
Kenneth B. Andre, III	—	—	—	—	—	—	—	—	—

(1)	In fiscal year 2014, Mr. Hilsheimer was awarded 15,000 restricted shares of the Company’s Class A common stock under the 2001 Plan as a component of his hiring compensation package. The shares are subject to forfeiture in the event Mr. Hilsheimer ceases to be an active full-time employee of the Company, but the risk of forfeiture lapses on the restricted shares in equal tranches of 5,000 shares on each of the first, second and third anniversaries of the date of Mr. Hilsheimer’s start date (May 12, 2014). The closing price of the Company’s Class A Common Stock on October 31, 2014 was $43.65.

Option Exercises and Stock Vested

The following table summarizes stock-based compensation awards exercised or vested during fiscal year 2014 by the Named Executive Officers.

OPTION EXERCISES AND STOCK VESTED

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David B. Fischer	—	—	—	—
Lawrence A. Hilsheimer(1)	—	—	—	—
Peter G. Watson	—	—	—	—
Gary R. Martz	—	—	—	—
Ivan Signorelli	4,000	115,780	—	—
Kenneth B. Andre, III	—	—	—	—

(1)	In fiscal year 2014, Mr. Hilsheimer was awarded 15,000 restricted shares of the Company’s Class A common stock under the 2001 Plan as a component of his hiring compensation package with an aggregate fair value of $829,650 based upon the closing price of the Company’s Class A Common Stock on May 12, 2014 of $55.31. The shares are subject to forfeiture in the event Mr. Hilsheimer ceases to be an active full-time employee of the Company, but the risk of forfeiture lapses on the restricted shares in equal tranches of 5,000 shares on each of the first, second and third anniversaries of the date of Mr. Hilsheimer’s start date (May 12, 2014). None of the shares vested in fiscal year 2014.

Pension Benefits

The table below sets forth the years of service and present value of the accumulated benefit for each of the eligible Named Executive Officers under the Pension Plan and other pension plans sponsored by subsidiaries of the Company, and the SERP as of October  31, 2014.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)(2)(3)	Payments During Last Fiscal Year ($)
David B. Fischer	Pension Plan	10	219,457	—
	SERP	10	2,987,896	—
Lawrence A. Hilsheimer	DC SERP	0	—	—
Peter G. Watson	Pension Plan	15	408,199	—
	SERP	3	—	—
Gary R. Martz	Pension Plan	13	333,762	—
	SERP	13	1,530,456	—
Ivan Signorelli	Brazil Pension	15	422,755	—
	Netherlands Pension	9	1,934,379	—
	SERP	23	1,645,814	—
Kenneth B. Andre, III	Pension Plan	25	—	—

(1)	Assumptions for calculations:

(A)	Age 65 commencement;

(B)	No decrements for death nor termination prior to age 65;

(C)	RP-2000 Projected Mortality for the Pension Plan and the AP Prognosetafel 2012-2062 mortality table for the Netherlands Pension;

(D)	Discount rates for the Pension Plan of 4.25% and 4.75% as of October 31, 2014 and October 31, 2013, respectively; and discount rates for the Netherlands Pension of 2.20% and 3.50% as of October 31, 2014 and October 31, 2013, respectively.

(E)	Pension Plan benefits accrued to December 31, 2004 are payable as a lump sum and valued using a 0.25% lower discount rate and Revenue Ruling 2008-65 mortality.

(2)	See Note 13 in the Notes to Consolidated Financial Statements included in Item 8 of the 2014 Form 10-K for a discussion of the valuation method and material assumptions applied in quantifying the present value of the accumulated benefit.

(3)	Mr. Signorelli’s Netherlands Pension benefits were calculated in Euros and converted to U.S. Dollars using an exchange rate of 1.27345 and 1.3785 for 2014 and 2013, respectively. In addition, his Brazil Pension benefits were calculated in Brazilian Reais and converted to U.S. Dollars using an exchange rate of 0.4148 and 0.4565 for 2014 and 2013, respectively.

Non-Qualified Deferred Compensation

No compensation was deferred during the 2014 fiscal year by the Named Executive Officers under the nonqualified deferred compensation plan described above.

Potential Payments Upon Termination or Change in Control

The Company has no plans, agreements, contracts or other arrangements providing any Named Executive Officer with severance or change-in-control benefits.

Employment and Noncompetition Agreements

The Company does not have an employment agreement with any Named Executive Officer.

All the Named Executive Officers, as well as other participants in the Long Term Incentive Plan, have agreed to certain post-employment covenants prohibiting them from becoming involved in any enterprise which competes with any business engaged in by the Company or its subsidiaries. The term of these agreements is tied to each applicable three-year performance period under the Long Term Incentive Plan.

Director Compensation Arrangements

During fiscal year 2014, outside directors of the Company received an annual retainer of $65,000 (other than the Chairman who received an annual retainer of $135,000), plus $1,500 for each Board meeting, $1,500 for each Audit Committee and Compensation Committee meeting and $1,250 for all other committee meetings attended. The Audit Committee chairperson and the Compensation Committee chairperson received an additional retainer of $14,000 per year and all other committee chairpersons received an additional retainer of $7,000 per year. Outside directors may defer all or a portion of their fees pursuant to the Company’s Directors Deferred Compensation Plan. No director fees are paid to directors who are employees of the Company or any of its subsidiaries.

Under the terms of the 2005 Outside Directors Equity Award Plan, outside directors of the Company may receive options to purchase shares of the Company’s Class A Common Stock, restricted shares of the Company’s Class A Common Stock and/or stock appreciation rights. The Compensation Committee is responsible for administering the 2005 Outside Directors Equity Award Plan. For fiscal year 2014, the Compensation Committee awarded each of the outside directors at the time of the 2014 annual meeting of stockholders (held on February 24, 2014) a number of restricted shares of Class A Common Stock under this Plan in an amount equal to $125,000 divided by the last reported sale price of a share of Class A Common Stock on the NYSE on February 21, 2013 (the last trading day immediately preceding the date of the 2014 annual meeting of stockholders). All of these shares of Class A Common Stock were fully vested on the award date, are not subject to any risk of forfeiture, are eligible to participate in the receipt of all dividends declared on the Company’s shares of Class A Common Stock and are subject to restrictions on transfer for three years or the director’s termination of Board membership. Outside directors may defer their receipt of all or a portion of these shares, generally until the termination of their Board membership, pursuant to the Directors Deferred Compensation Plan. If deferral is elected, the restricted shares are issued to the trustee of a rabbi trust established in connection with the Directors Deferred Compensation Plan.

Under the Company’s stock ownership guidelines (see the “Compensation Discussion and Analysis — Stock Ownership Guidelines” above for information on these guidelines generally), directors are required to own a minimum of five times the director’s annual retainer in shares of Company common stock after five years of service as a director. Restricted shares of Class A Common Stock which have been awarded to a director under the Company’s 2005 Outside Directors

Equity Award Plan and the receipt of which has been deferred at the election of such director under the terms of the Directors Deferred Compensation Plan are counted as owned by the deferring director for purposes of these stock ownership guidelines. The Board of Directors evaluates whether exceptions should be made in the case of any director who, due to his or her unique financial circumstances, would incur a hardship by complying with these requirements.

The following table sets forth the compensation of the Company’s directors for the 2014 fiscal year.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David B. Fischer(3)	—	—	—	—	—	—	—
Michael J. Gasser	218,524	124,976	—	—	—	—	343,500
Vicki L. Avril(4)	110,274	124,976	—	—	—	—	235,250
Bruce A. Edwards	82,274	124,976	—	—	—	—	207,250
Mark A. Emkes	77,524	124,976	—	—	—	—	202,500
John F. Finn(5)	77,774	124,976	—	—	—	—	202,750
Daniel J. Gunsett	111,524	124,976	—	—	—	—	236,500
Judith Hook	89,524	124,976	—	—	—	—	214,500
John W. McNamara	82,274	124,976	—	—	—	—	207,250
Patrick J. Norton	92,024	124,976	—	—	—	—	217,000

(1)	Amounts include fees earned but the receipt of which have been deferred under the Directors Deferred Compensation Plan.

(2)	Amounts represent the dollar amount recognized for financial statement reporting purposes during fiscal year 2014 computed in accordance with ASC 718 and represents the cash value of the total number of restricted shares of Class A Common Stock awarded to such director during the 2014 fiscal year under the Company’s 2005 Outside Directors Equity Award Plan. Included in this column are restricted shares of Class A Common Stock that have been deferred by such director under the Directors Deferred Compensation Plan. For a discussion of the relevant ASC 718 valuation assumptions, see Note 1 in the Consolidated Financial Statements included in Item 8 of the 2014 Form 10-K.

The following table sets forth, as of October 31, 2014, the aggregate number of restricted shares of Class A Common Stock awarded to and held by each of the outside directors and the aggregate number of shares of Class A Common Stock subject to outstanding stock options awarded to each of the outside directors. (For the aggregate number of restricted and non-restricted shares of Class A and Class B stock beneficially owned by each of the outside directors, see “Security Ownership of Certain Beneficial Owners and Management.”) No stock options have been awarded to any outside directors since 2005.

Name	Number of Shares of Class A Common Stock Subject to Outstanding Stock Options	Number of Restricted Shares of Class A Common Stock
Vicki L. Avril	4,000	5,979
Bruce A. Edwards	—	5,979
Mark A. Emkes	—	5,979
John F. Finn	—	5,979
Michael J. Gasser	—	4,210
Daniel J. Gunsett	—	5,979
Judith Hook	—	5,979
John W. McNamara	—	5,979
Patrick J. Norton	—	5,979

(3)	As an employee of the Company during the 2014 fiscal year, Mr. Fischer was not compensated for his services as a director. See “— Summary Compensation Table” for information on Mr. Fischer’s compensation as an executive officer.

(4)	Pursuant to the Directors Deferred Compensation Plan, Ms. Avril deferred receipt of $55,125 of her fees for fiscal year 2014.

(5)	Pursuant to the Directors Deferred Compensation Plan, Mr. Finn deferred receipt of $77,774 of his fees for fiscal year 2014.

AUDIT COMMITTEE

During the 2014 fiscal year, the Audit Committee members were Vicki L. Avril — chairperson, Bruce A. Edwards, John F. Finn and John W. McNamara.

The Audit Committee’s primary responsibilities include the following:

•	overseeing the integrity of the financial statements of the Company;

•	overseeing the Company’s compliance with legal and regulatory requirements;

•	overseeing the Company’s independent auditors’ qualifications and independence;

•	monitoring and evaluating the Company’s independent auditors and internal audit function; and

•	reviewing management’s performance related to the assessment and management of risk. (See “Board’s Role in Risk Management Oversight” for the Audit Committee’s role in risk management.)

The Board has adopted a written charter for the Audit Committee, a copy of which is posted on the Company’s website at www.greif.com under “Investor Center — Corporate Governance.” All of the members of the Audit Committee meet the categorical standards of independence adopted by the Board and are independent directors as defined in the NYSE listing standards and the applicable regulations of the Securities and Exchange Commission. See “Corporate Governance-Director Independence.”

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is responsible for monitoring and reviewing the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and preparation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States. In fulfilling its responsibilities, the Audit Committee reviewed the audited consolidated financial statements in the 2014 Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements. Throughout the year, the Audit Committee also monitored the results of the testing of internal control over financial reporting pursuant to §404 of the Sarbanes-Oxley Act of 2002, reviewed a report from management and internal audit regarding the design, operation and effectiveness of internal control over financial reporting, and reviewed a report from Deloitte & Touche LLP regarding the effectiveness of internal control over financial reporting. During 2014, Ernst & Young LLP resigned as the Company’s independent auditors and the Audit Committee engaged Deloitte & Touche LLP as the Company’s new independent registered public accounting firm. See “Independent Registered Public Accounting Firm” below.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). In addition, the Audit Committee received written disclosures regarding the independent auditors’ independence from management and the Company, and received a letter confirming that fact from the independent auditors, which included applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and considered the compatibility of nonaudit services with the auditors’ independence.

The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets separately with the internal and independent auditors, with and without management present, and separately with management, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

As discussed above, the Audit Committee is responsible for monitoring and reviewing the Company’s financial reporting process. It is not the duty or responsibility of the Audit Committee to conduct auditing or accounting reviews or procedures. Members of the Audit Committee are not employees of the Company. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on the Company’s consolidated financial statements. The Audit Committee’s review does not provide its members with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States, that the audit of the Company’s consolidated financial statements has been carried out in accordance with the standards of the PCAOB, or that the Company’s independent auditors are in fact “independent.”

The Audit Committee receives regular reports from the Company’s General Counsel with respect to matters coming within the scope of the Company’s Code of Business Conduct and Ethics. The Chief

Executive Officer and the principal financial officers have each agreed to be bound by the Code of Business Conduct and Ethics and the Sarbanes-Oxley Act mandated Code of Ethics for Senior Financial Officers. The Company has also implemented and applied the Code of Business Conduct and Ethics throughout the Company. It also has in place procedures for the receipt of complaints concerning the Company’s accounting, internal accounting controls, or auditing practices, including the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing practices.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited consolidated financial statements be included in the 2014 Form 10-K for filing with the Securities and Exchange Commission. The Audit Committee has selected Deloitte & Touche LLP as the Company’s independent auditors for the 2015 fiscal year.

Submitted by the Audit Committee of the Board of Directors.

Vicki L. Avril, Committee Chairperson

Bruce A. Edwards

John F. Finn

John W. McNamara

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent auditors. As part of this responsibility, the Audit Committee is required to pre-approve the audit and permissible non-audit services performed by the independent auditors in order to assure that such services do not impair the auditors’ independence from the Company. The Securities and Exchange Commission has issued rules specifying the types of services that independent auditors may not provide to their audit client, as well as the audit committee’s administration of the engagement of the independent auditors. Accordingly, the Audit Committee has adopted a Pre-Approval Policy (the “Policy”), which sets forth the procedures and the conditions under which services proposed to be performed by the independent auditors must be pre-approved.

Pursuant to the Policy, certain proposed services may be pre-approved on a periodic basis so long as the services do not exceed certain pre-determined cost levels. If not pre-approved on a periodic basis, proposed services must otherwise be separately pre-approved prior to being performed by the independent auditors. In addition, any proposed services that were pre-approved on a periodic basis but later exceed the pre-determined cost level would require separate pre-approval of the incremental amounts by the Audit Committee.

The Audit Committee has delegated pre-approval authority to the Chairperson of the Audit Committee for proposed services to be performed by the independent auditors for up to $100,000. Pursuant to such Policy, in the event the Chairperson pre-approves services, the Chairperson is required to report decisions to the full Audit Committee at its next regularly-scheduled meeting.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Deloitte & Touche LLP served as the Company’s independent registered public accounting firm for the fiscal year ended October 31, 2014. It is currently expected that a representative of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions from stockholders. The Company’s Audit Committee has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year.

Change of Independent Registered Public Accounting Firm

On July 3, 2014, Ernst & Young LLP, at that time the Company’s independent registered public accounting firm, informed the Company that it was resigning as the Company’s independent registered public accounting firm effective after the Company filed its Form 10-Q for the fiscal quarter ending July 31, 2014 (the “2014 Third Quarter Form 10-Q”), which event occurred on August 29, 2014. For the fiscal years ended October 31, 2013 and 2012, the reports of Ernst & Young LLP on the Company’s consolidated financial statements did not contain an adverse opinion, or a disclaimer of opinion, nor were any such reports qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of consolidated financial statements for each of the Company’s fiscal years ended October 31, 2013 and 2012 and the subsequent period through August 29, 2014, there were no disagreements between Ernst & Young LLP and the Company regarding any matters of accounting principles or practices, financial statement disclosure or auditing scope which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make reference thereto in its reports on the financial statements for such years. As disclosed in the Company’s Form 10-Ks for the fiscal years ended October 31, 2013 and 2012 (the “2013 and 2012 Form 10-Ks”) and in the 2014 Third Quarter Form 10-Q, management had concluded, as of the applicable dates, that the Company had not maintained effective internal control over financial reporting as of October 31, 2013 and 2012 and as of July 31, 2014 as a result of material weaknesses described in Item 9A of the 2013 and 2012 Form 10-Ks and in Item 4 of the 2014 Third Quarter Form 10-Q, which disclosures are incorporated herein by reference. Ernst & Young LLP issued an adverse opinion on the effectiveness of internal controls over financial reporting as of October 31, 2013 and 2012 as a result of these material weaknesses. The Company’s Audit Committee discussed the material weaknesses in the Company’s internal control over financial reporting with Ernst & Young LLP and authorized Ernst & Young LLP to respond fully to the inquiries from the Company’s new independent public accounting firm concerning such material weaknesses.

The Company provided Ernst & Young with copies of the Company’s Form 8-K filed on July 8, 2014 (the “Initial Form 8-K”) and Form 8-K/A filed on September 3, 2014 (the “Amended Form 8-K”) reporting the change in the Company’s independent registered public accounting firm for the fiscal year ended October 31, 2014 containing substantially the same disclosures as above and requested that Ernst & Young LLP provide the Company with letters addressed to the Securities and Exchange Commission stating whether or not Ernst & Young LLP agreed with the disclosures contained in the Initial Form 8-K and the Amended Form 8-K. The Ernst & Young LLP letters dated July 8, 2014 and September 3, 2014, respectively, are filed as Exhibits 16(a) and 16(b) to the Amended Form 8-K.

The Audit Committee considered engagement proposals from multiple audit firms and conducted an assessment of those firms technical skills, global capabilities, staffing requirements and other factors. On August 26, 2014, the Audit Committee engaged Deloitte & Touche LLP as the Company’s new independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending October 31, 2014, and the effectiveness of the Company’s internal control over financial reporting as of October 31, 2014. Deloitte & Touche LLP’s engagement to serve as the Company’s new independent registered public accounting firm was effective upon Ernst & Young LLP’s resignation on August 29, 2014. As part of the engagement process, the Company and Deloitte & Touche LLP identified certain non-audit services that Deloitte & Touche LLP (or another firm in its global network of firms) performed for the Company during the 2014 fiscal year that were not permitted under the SEC’s auditor independence rules. The Audit Committee and Deloitte & Touche LLP discussed these non-audit services and concluded that the provision of these non-audit services would not affect Deloitte & Touche LLP’s objectivity or its impartiality and would not impair its ability to serve as the Company’s independent registered public accounting firm. The services that Deloitte & Touche LLP or another firm in Deloitte & Touche LLP’s global network of firms performed for the Company during fiscal year 2014 were as follows:

•

The Company had engaged Deloitte & Touche LLP Corporate Finance LLC (“Deloitte & Touche LLP Corporate Finance”) during fiscal year 2014 to assist in the divestiture of a certain non-material business under a contingent fee arrangement. The services included assisting the Company in identifying potential acquirers, coordinating aspects of the sale process, and advising on aspects of the transaction agreements. In connection with this engagement, Deloitte & Touche LLP did not provide any advice regarding the application of accounting principles to the transaction. In addressing this matter, the non-audit services were terminated upon the signing of the sale agreement for the divestiture, which occurred on August 7, 2014. Prior to that date, this engagement was converted to a fixed fee arrangement, with total fees of approximately $1.3 million. The Audit Committee also observed that Deloitte & Touche LLP had no contingent liability related to this matter, and that there would be no adjustment to the fixed fee if the transaction did not close.

•

Deloitte & Touche LLP provided loaned staff resources to the Company in two instances. Deloitte & Touche LLP provided a loaned staff resource to the Company’s subsidiary in Belgium to assist with review of account reconciliations related to an intercompany loan portfolio and capital expenditures related to the implementation of the Company’s enterprise resource system in Europe. These services terminated in May 2014. Deloitte & Touche LLP Tax in the United States also provided loaned staff services to the Company to assist in the preparation of certain informational tax returns. These services terminated in April 2014. Deloitte & Touche LLP Tax in the United States also performed services under a contingent fee arrangement related to review of certain of the Company’s state and local income tax returns from prior years. The fees for the services described above were approximately $300,000 in the aggregate during fiscal year 2014. In addressing these loaned staff and tax review matters, the Company has taken several steps, including (i) converting the fee arrangements for the state and local tax return review from contingent fee arrangements to fixed fee arrangements, and (ii) engaging other accounting and auditing firms to review the work performed by the loaned staff personnel assigned to the Company’s subsidiary in Belgium as well as the loaned staff that prepared certain informational tax returns. Also, none of the Deloitte & Touche LLP professionals who performed any of the loaned staff services were to participate on Deloitte & Touche LLP’s engagement team for the Company’s fiscal year 2014 audit.

During the Company’s fiscal years ended October 31, 2013 and 2012 and prior to engaging Deloitte & Touche LLP on August 26, 2014, neither the Company nor anyone on its behalf consulted Deloitte & Touche LLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, in connection with which either a written report or oral advice was provided to the Company that Deloitte & Touche LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively.

Audit and other Services Fees

All services to be provided by the Company’s independent auditors are pre-approved by the Audit Committee, including audit services, audit-related services, tax services and certain other services. See “Audit Committee Pre-Approval Policy.” Aggregate fees billed to the Company for each of the fiscal years ended October 31, 2013 and October 31, 2014 by Ernst & Young LLP and Deloitte & Touche LLP were as follows:

Audit Fees

Ernst & Young LLP’s fees for audit services for the 2014 and 2013 fiscal years were $4,100,000 and $4,900,000, respectively. These amounts include fees for professional services rendered by Ernst & Young LLP associated with the annual audit for fiscal year 2013, the reviews of the Company’s quarterly reports on Form 10-Q and the audit effectiveness of the Company’s internal control over financial reporting, Securities and Exchange Commission registration statements and filings, and certain statutory audits required internationally.

Deloitte & Touche LLP’s fees for audit services for the 2014 and 2013 fiscal years were $6,200,000 and $0, respectively. These amounts include fees for professional services rendered by Deloitte & Touche LLP associated with the annual audit for fiscal year 2014 and the audit effectiveness of the Company’s internal control over financial reporting, Securities and Exchange Commission registration statements and filings, and certain statutory audits required internationally.

Audit-Related Fees

Fees for audit-related services rendered by Ernst & Young LLP for the 2014 and 2013 fiscal years were $183,000 and $80,000, respectively. Audit-related services principally relate to accounting consultations and audits of employee benefit plans in fiscal years 2014 and 2013.

Tax Fees

Fees for tax services, including tax compliance, tax advice and tax planning, rendered by Ernst & Young LLP for the 2014 and 2013 fiscal years were $30,000 and $163,000, respectively. Fees for tax services for the 2014 fiscal year included fees for services in connection with tax planning for certain U.S. and non-U.S. legal entities and tax compliance for certain non-U.S. legal entities.

Fees for tax services, including tax compliance, tax advice and tax planning, rendered by Deloitte & Touche LLP for the 2014 and 2013 fiscal years were $722,000 and $713,000, respectively. Fees for tax services for the 2014 fiscal year included fees for services in connection with tax planning for certain U.S. and non-U.S. legal entities and tax compliance for certain non-U.S. legal entities.

All Other Fees

The Company incurred no additional fees from Ernst & Young LLP for other products and services in the 2014 and 2013 fiscal years. The Company incurred additional fees in the amount of $1,625,622 from Deloitte Corporate Finance LLC in the 2014 fiscal year related to investment advisory services in connection with the divestiture of a business and with various loan staffing services.

None of the services described under the headings “— Audit-Related Fees,” “— Tax Fees,” or “— All Other Fees” above were approved by the Audit Committee pursuant to the waiver procedure set forth in 17 CFR 210.2-01 (c)(7)(i)(C).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During fiscal year 2014, the Company retained the law firm of Baker & Hostetler LLP to perform certain legal services on its behalf. Daniel J. Gunsett, a partner in that firm, is a director of the Company and a member of the Compensation, Executive, Nominating and Corporate Governance and Stock Repurchase Committees. The Company anticipates retaining Baker & Hostetler LLP in the 2015 fiscal year. The Board has affirmatively determined that Mr. Gunsett meets the categorical standards of independence adopted by the Board and is an independent director as defined in the NYSE listing standards. See “Corporate Governance-Director Independence.”

The Company has a written policy for the approval of a transaction between the Company and one of its directors, executive officers, greater than 5% Class B stockholders, an entity owned or controlled by such persons, or an immediate family member of such persons, which is generally referred to as a related party transaction. This policy provides that the Audit Committee must review, evaluate and approve or disapprove all related party transactions involving an amount equal to or greater than $5,000. This policy also requires that all related party transactions be disclosed in the Company’s applicable filings as required by the Securities Act of 1933 and the Securities Exchange Act of 1934 and related rules. In addition, the Nominating Committee, which advises the Board of Directors on corporate governance matters, independently reviews and assesses corporate governance issues related to contemplated related party transactions.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the 2016 annual meeting of stockholders (scheduled for March 1, 2016) must be received by the Company for inclusion in the Proxy Statement and form of proxy on or prior to 120 days in advance of the first anniversary of the date of this Proxy Statement. If a stockholder intends to present a proposal at the 2016 annual meeting of stockholders, but does not seek to include such proposal in the Company’s Proxy Statement and form of proxy, such proposal must be received by the Company on or prior to 45 days in advance of the first anniversary of the date of this Proxy Statement or the persons named in the form of proxy for the 2016 annual meeting of stockholders will be entitled to use their discretionary voting authority should such proposal then be raised at such meeting, without any discussion of the matter in the Company’s Proxy Statement or form of proxy. Furthermore, stockholders must follow the procedures set forth in Article I, Section 8, of the Company’s Second Amended and Restated By-Laws in order to present proposals at the 2016 annual meeting of stockholders.

OTHER MATTERS

The proxy card enclosed with this Proxy Statement is solicited from Class B stockholders by and on behalf of the Board of Directors of the Company. A person giving the proxy has the power to revoke it.

The expense for soliciting proxies for this Annual Meeting of Stockholders is to be paid by the Company. Solicitations of proxies also may be made by personal calls upon or telephone or telegraphic communications with stockholders, or their representatives, by not more than five officers or regular employees of the Company who will receive no compensation for doing so other than their regular salaries.

Management knows of no matters to be presented at the Annual Meeting of Stockholders other than the above proposals. However, if any other matters properly come before the Annual Meeting of Stockholders, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

Gary R. Martz

Secretary

January 26, 2015

EXHIBIT A

2001 MANAGEMENT EQUITY INCENTIVE

AND COMPENSATION PLAN

(as amended)

[Proposed changes are underlined/bolded for reference purposes.]

Section 1. Purposes of Plan.

The purpose of this 2001 Management Equity Incentive and Compensation Plan (the “Plan”) of Greif, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company and its stockholders by providing a means of attracting and retaining key employees for the Company and its subsidiary corporations. In order to serve this purpose, the Plan encourages and enables key employees to participate in the Company’s future prosperity and growth by providing them with incentives and compensation based on the Company’s performance, development, and financial success. These objectives will be promoted by granting to key employees equity-based awards in the form of: (a) Incentive Stock Options (“ISOs”), which are intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”); (b) stock options which are not intended to qualify as ISOs (“NQSOs”) (ISOs and NQSOs are referred to together hereinafter generally as “Stock Options”); (c) shares of Class A Common Stock, without par value, of the Company (“Shares”), which will be subject to a vesting schedule based on the recipient’s continued employment (“Restricted Shares”); and (d) Shares, which will be subject to a vesting schedule based on certain performance objectives (“Performance Shares”). (The Performance Shares, Stock Options and Restricted Shares are referred to generally hereafter as the “Awards”). For purposes of this Plan, “subsidiary” shall mean a subsidiary corporation as defined in Section 424(f) of the Code.

Section 2. Administration of Plan.

The Plan shall be administered by the Stock Option Plan Committee of the Company’s Board of Directors (the “Board”), or such other committee as the Board may designate (the “Committee”); provided, however, that members of the Committee shall be (i) “Non-Employee Directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and (ii) “outside directors” within the meaning of Section 162(m) of the Code. The members of the Committee shall serve at the pleasure of the Board, which may remove members from the Committee or appoint new members to the Committee from time to time, and members of the Committee may resign by written notice to the Chairman of the Board or the Secretary of the Company. The Committee shall have the power and authority to: (a) select Eligible Employees (as defined in Section 3, below) as recipients of Awards (such recipients, “Participants”); (b) grant Stock Options, Restricted Shares, or Performance Shares, or any combination thereof; (c) determine the number and type of Awards to be granted; (d) determine the terms and conditions, not inconsistent with the terms hereof, of any Award, including without limitation, time and performance restrictions; (e) adopt, alter, and repeal such administrative rules, guidelines, and practices governing the Plan as it shall, from time to time, deem advisable; (f) interpret the terms and provisions of the Plan and any Award granted hereunder and any agreements relating thereto; and (g) take any other actions the Committee considers appropriate in connection with, and otherwise supervise the administration of, the Plan. All decisions made by the Committee pursuant to the provisions hereof, including without limitation, decisions with respect to employees to be granted Awards and the number and type of Awards, shall be made in the Committee’s sole discretion and shall be final and binding on all persons. The Committee may designate persons other than its members to carry out its responsibilities under such conditions and limitations as it may set, except to the extent that such delegation is prohibited by law or would cause an Award intended to be exempt from the limitation on deductibility under Section 162(m) of the Code, or from the shortswing profit recovery rules of Section 16(b) of the 1934 Act, to fail to be so exempt.

Section 3. Participants in Plan.

The persons eligible to receive Awards under the Plan (“Eligible Employees”) shall include officers and other key employees of the Company or one or more of its subsidiaries who, in the opinion of the Committee, have responsibilities affecting the management, development, or financial success of the Company or such subsidiaries.

Section 4. Shares Subject to Plan.

The maximum aggregate number of Shares which may be issued each calendar year under the Plan (“Available Shares”) shall be an amount equal to the sum of (a) 5.0% of the total outstanding Shares as of the last day of the Company’s immediately preceding fiscal year, plus (b) any Shares related to Awards that, in whole or in part, expire or are unexercised, forfeited, terminated, surrendered, canceled, settled in such a manner that all or some of the Shares covered by an Award are not issued to a Participant, or returned to the Company in payment of the exercise price or tax withholding obligations in connection with outstanding Awards, plus (c) in calendar year 2001, the number of Shares available for grant under the Plan as of June 1, 2001, and in all subsequent years of the Plan, any unused portion of the Shares available under Section (a) above for the immediately preceding two fiscal years (but not prior to the Company’s fiscal year ending October 31, 2001) as a result of not being made subject to a grant or award in such preceding two fiscal years. Notwithstanding the foregoing, for the Company’s fiscal year ending October 31, 2001, the number of total outstanding Shares in Section (a) above, shall be calculated as of January 1, 2001, rather than as of October 31, 2000 (the last day of the immediately preceding fiscal year). In no event shall more than 20% of the Available Shares be granted in the form of Awards other than Stock Options, and, of the Available Shares, the maximum number of ISOs that will be issued under the Plan during its term is 2,500,000 Shares. The Available Shares may be authorized but unissued Shares or issued Shares reacquired by the Company, including Shares purchased on the open market, and held as treasury Shares. The maximum number of Shares with respect to which Stock Options, Restricted Shares, and Performance Shares may be granted to any single Participant under the Plan during any single fiscal year of the Company shall be 100,000. Any of the Shares delivered upon the assumption of or in substitution for outstanding grants made by a company or division acquired by the Company shall not decrease the number of Available Shares, except to the extent otherwise provided by applicable law or regulation.

Section 5. Grant of Awards.

ISOs, NQSOs, Restricted Shares, and Performance Shares may be granted alone or in addition to other Awards granted under the Plan. Any Awards granted under the Plan shall be in such form as the Committee may from time to time approve, consistent with the Plan, and the provisions of Awards need not be the same with respect to each Participant.

Each Award granted under the Plan shall be authorized by the Committee and shall be evidenced by a written Stock Option Agreement, Restricted Share Agreement, or Performance Share Agreement, as the case may be (collectively, “Award Agreements”), in the form approved by the Committee from time to time, which shall be dated as of the date approved by the Committee in connection with the grant, signed by an officer of the Company authorized by the Committee, and signed by the Participant, and which shall describe the Award and state that the Award is subject to all the terms and provisions of the Plan and such other terms and provisions, not inconsistent with the Plan, as the Committee may approve. The date on which the Committee approves the granting of an Award shall be deemed to be the date on which the Award is granted for all purposes, unless the Committee otherwise specifies in its approval. The granting of an Award under the Plan, however, shall be effective only if and when a written Award Agreement is duly executed and delivered by or on behalf of the Company and the Participant.

Section 6. Stock Options.

Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions not inconsistent with the terms of the Plan as the Committee deems appropriate:

(a.) Exercise Price.

The exercise price per Share issuable upon exercise of a Stock Option shall be no less than the fair market value per Share on the date the Stock Option is granted; provided that, if the Participant at the time an ISO is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any subsidiary, the exercise price per Share shall be at least 110% of the fair market value of the Shares subject to the ISO on the date of grant. For purposes of the Plan, the fair market value of the Shares shall mean, as of any given date, the (i) last reported sale price on the New York Stock Exchange on the most recent previous trading day, (ii) last reported sale price on the NASDAQ National Market System on the most recent previous trading day, (iii) mean between the high and low bid and ask prices, as reported by the National Association of Securities Dealers, Inc. on the most recent previous trading day, or (iv) last reported sale price on any other stock exchange on which the Shares are listed on the most recent previous trading day, whichever is applicable; provided that if none of the foregoing is applicable, then the fair market value of the Shares shall be the value determined in good faith by the Committee, in its sole discretion.

(b.) Vesting and Exercise of Options.

A Stock Option shall be exercisable only with respect to the Shares which have become vested pursuant to the terms of that Stock Option. Each Stock Option shall become vested with respect to Shares subject to that Stock Option on such date or dates and on the basis of such other criteria, including without limitation, the performance of the Company, as the Committee may determine, in its discretion, and as shall be specified in the applicable Stock Option Agreement. The Committee shall have the authority, in its discretion, to accelerate the time at which a Stock Option shall be exercisable whenever it may determine that such action is appropriate by reason of changes in applicable tax or other law or other changes in circumstances occurring after the grant of such Stock Option.

(c.) Term.

Each Stock Option Agreement shall set forth the period for which such Option shall be exercisable from the date on which that Stock Option is granted. In no event, however, shall a Stock Option be exercisable after the expiration of 10 years from the date on which that Stock Option is granted. In addition, with respect to ISOs, if the Participant at the time the ISO is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, the ISO shall not be exercisable after the expiration of five years from the date on which the ISO is granted.

(d.) Method of Exercise.

A Stock Option may be exercised, in whole or in part, by giving written notice to the Company stating the number of Shares (which must be a whole number) to be purchased. Upon receipt of payment of the full purchase price for such Shares by certified or bank cashier’s check or other form of payment acceptable to the Company, or, if approved by the Committee, by (i) delivery of unrestricted Shares having a fair market value on the date of such delivery equal to the total exercise price, (ii) surrender of Shares subject to the Stock Option which have a fair market value equal to the total exercise price at the time of exercise, or (iii) a combination of the preceding methods, and subject to compliance with all other terms and conditions of the Plan and the Stock

Option Agreement relating to such Stock Option, the Company shall issue, as soon as reasonably practicable after receipt of such payment, such Shares to the person entitled to receive such Shares, or such person’s designated representative. Such Shares may be issued in the form of a certificate, by book entry, or otherwise, in the Company’s sole discretion.

(e.) Restrictions on Shares Subject to Stock Options.

Shares issued upon the exercise of any Stock Option may be made subject to such disposition, transferability or other restrictions or conditions as the Committee may determine, in its discretion, and as shall be set forth in the applicable Stock Option Agreement.

(f.) Transferability.

Except as provided in this paragraph, Stock Options shall not be transferable, and any attempted transfer (other than as provided in this paragraph) shall be null and void. Except for Stock Options transferred as provided in this paragraph, all Stock Options shall be exercisable during a Participant’s lifetime only by the Participant or the Participant’s legal representative. Without limiting the generality of the foregoing, (i) ISOs may be transferred only upon the Participant’s death and only by will or the laws of descent and distribution and, in the case of such a transfer, shall be exercisable only by the transferee or such transferee’s legal representative, (ii) NQSOs may be transferred by will or the laws of descent and distribution and, in the case of such a transfer, shall be exercisable only by the transferee or such transferee’s legal representative, and (iii) the Committee may, in its sole discretion and in the manner established by the Committee, provide for the irrevocable transfer, without payment of consideration, of any NQSO by a Participant to such Participant’s parent(s), spouse, domestic partner, children, grandchildren, nieces, nephews or to the trustee of a trust for the principal benefit of one or more such persons or to a partnership whose only partners are one or more such persons, and, in the case of such transfer, such NQSO shall be exercisable only by the transferee or such transferee’s legal representative.

For purposes of this paragraph (f.), the term “domestic partner” of a Participant means an adult with whom the Participant has established a domestic partnership for purposes of sharing one another’s lives in a single, intimate and committed relationship of mutual caring. A domestic partnership shall be considered to have been established when all of the following requirements are met: (i) the Participant and the domestic partner (A) have a common, permanent residence; (B) agree to be jointly responsible for each other’s basic living expenses incurred during the domestic partnership; (C) are not related by blood in a way that would prevent them from being married to each other in their state of residence; (D) are each at least 18 years of age; and (E) are both capable of consenting to the domestic partnership; (ii) neither the Participant nor the domestic partner is married or a member of another domestic partnership; and (iii) the Participant has delivered to the Committee an acknowledgement signed by both the Participant and the domestic partner representing to the Committee that they meet the definition of a domestic partnership. Such acknowledgement shall be in a form specified from time to time by the Committee. Upon acceptance by the Committee, such domestic partnership shall be deemed to continue unless and until the Participant and the domestic partner execute and deliver to the Committee a further acknowledgement whereby they each agree that the domestic partnership established thereby has terminated.

(g.) Termination of Employment by Reason of Death or Disability.

If a Participant’s employment with the Company terminates by reason of the Participant’s death or disability (as defined in Section 22(e)(3) of the Code with respect to ISOs, and, with respect to NQSOs, as defined by the Committee in its sole discretion at the time of grant and set forth in the Stock Option Agreement), then (i) unless otherwise determined by the Committee within 60 days of such death or disability, to the extent a Stock Option held by such Participant is not vested as of the date of death or disability, such Stock Option shall automatically terminate on such date, and (ii) to the extent a Stock Option held by such Participant is vested (whether pursuant to its terms, a determination of the Committee under the preceding clause (i), or otherwise) as of the date of death or disability, such Stock Option may thereafter be exercised by the Participant, the legal representative of the Participant’s estate, the legatee of the Participant under the will of the Participant, or the distribute of the Participant’s estate, whichever is applicable, for a period of one year (or, with respect to NQSOs, such other period as the Committee may specify at or after grant or death or disability) from the date of death or disability or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(h.) Termination of Employment by Reason of Retirement.

If a Participant’s employment with the Company terminates by reason of the Participant’s retirement, then (i) to the extent such Option is not vested it shall, unless otherwise provided in the Award Agreement, be forfeited, and (ii) each vested Option held by such Participant may thereafter be exercised by the Participant according to its terms, including, without limitation, for such period after such termination of employment as shall be set forth in the applicable Stock Option Agreement. Each ISO held by such Participant that is exercised by the Participant later than 90 days after the date of such termination of employment may not receive ISO tax treatment; in such event the Option shall be treated as an NQSO. For purposes of the Plan, “retirement” means a termination from employment from the Company and its subsidiaries that qualifies as either early or normal retirement under the Company’s tax qualified pension plan, provided that the Participant is not thereafter employed by (whether as an employee, consultant, agent, officer, director or independent contractor) or engaged in (whether as a shareholder or other owner, partner, creditor, promoter or otherwise) any business which competes with the Company, as determined by the Committee in its sole discretion.

(i.) Other Termination of Employment.

If a Participant’s employment with the Company and its subsidiaries terminates for any reason other than death, disability, or retirement, then (i) to the extent any Stock Option held by such Participant is not vested as of the date of such termination, such Stock Option shall automatically terminate on such date; and (ii) to the extent any Stock Option held by such Participant is vested as of the date of such termination, such Stock Option may thereafter be exercised for a period of 90 days (or, with respect to NQSOs, such other period as the Committee may specify at or after grant or termination of employment) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter; provided that, upon the termination of the Participant’s employment by the Company or its subsidiaries for Cause (as defined in an applicable Stock Option Agreement), any and all unexercised Stock Options granted to such Participant shall immediately lapse and be of no further force or effect. For purposes of the Plan, whether termination of a Participant’s employment by the Company and its subsidiaries is for “Cause” shall be determined by the Committee, in its sole discretion.

(j.) Effect of Termination of Participant’s Employment on Transferee.

Except as otherwise permitted by the Committee in its sole discretion, no Stock Option held by a transferee of a Participant pursuant to Section 6(f)(iii), above, shall remain exercisable for any period of time longer than would otherwise be permitted under Sections 6(g), (h), and (i) without specification of other periods by the Committee as provided therein.

(k.) ISO Limitations and Savings Clause.

The aggregate fair market value (determined as of the time of grant) of the Shares with respect to which ISOs are exercisable for the first time by the Participant during any calendar year under the Plan and any other stock option plan of the Company and its affiliates shall not exceed

$100,000 unless otherwise permitted by Code Section 422 as an unused limit carryover to such year. Any Options which were intended to be ISOs that exceed this limitation shall be deemed to be NQSOs. Any provision of the Plan to the contrary notwithstanding, without the consent of each Participant affected, no provision of the Plan relating to ISOs shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code or so as to disqualify any ISO under such Code Section 422.

(l.) No Stock Option Repricing Without Shareholder Approval.

The exercise price per Share of any Stock Option granted under the Plan shall not be changed or modified after the time such Stock Option is granted unless such change or modification is made with the prior approval of the holders of a majority of the shares of Class B Common Stock of the Company.

(m.) No Stock Option Repurchases Without Shareholder Approval.

The Committee shall not purchase Stock Options previously issued pursuant to the Plan from Participants for a share price greater than the current fair market value per share unless such purchase is made with the prior approval of the holders of a majority of the shares of Class B Common Stock of the Company.

Section 7. Restricted Shares.

Restricted Shares awarded under the Plan shall be subject to the following terms and conditions and such additional terms and conditions not inconsistent with the terms of the Plan as the Committee deems appropriate:

(a.) Price.

The purchase price for Restricted Shares shall be any price set by the Committee and may be zero. Payment in full of the purchase price, if any, shall be made by certified or bank cashier’s check or other form of payment acceptable to the Company, or, if approved by the Committee, by (i) delivery of unrestricted Shares having a fair market value on the date of such delivery equal to the total purchase price, or (ii) a combination of the preceding methods.

(b.) Acceptance of Restricted Shares.

At the time of the Restricted Share Award, the Committee may determine that such Shares shall, after vesting, be further restricted as to transferability or be subject to repurchase by the Company or forfeiture upon the occurrence of certain events determined by the Committee, in its sole discretion, and specified in the Restricted Share Agreement. Awards of Restricted Shares must be accepted by the Participant within 30 days (or such other period as the Committee may specify at grant) after the grant date by executing the Restricted Share Agreement. The Participant shall not have any rights with respect to the grant of Restricted Shares unless and until the Participant has executed the Restricted Share Agreement, delivered a fully executed copy thereof to the Company, and otherwise complied with the applicable terms and conditions of the Award.

(c.) Share Restrictions.

Subject to the provisions of the Plan and the applicable Restricted Share Agreement, during such period as may be set by the Committee, in its discretion, and as shall be set forth in the applicable Restricted Share Agreement (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge, assign, or otherwise encumber the Restricted Shares. The Committee shall have the authority, in its sole discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Restricted Shares. Unless otherwise determined by the Committee at or after grant or termination of the Participant’s employment, if the Participant’s employment by the Company and its subsidiaries terminates during the Restriction Period, all Restricted Shares held by such Participant and still subject to restriction shall be forfeited by the Participant.

(d.) Stock Issuances and Restrictive Legends.

Upon execution and delivery of the Restricted Share Agreement as described above and receipt of payment of the full purchase price, if any, for the Restricted Shares subject to such Restricted Share Agreement, the Company shall, as soon as reasonably practicable thereafter, issue the Restricted Shares. Restricted Shares may be issued, whenever issued, in the form of a certificate, by book entry, or otherwise, in the Company’s sole discretion, and shall bear an appropriate restrictive legend. Notwithstanding the foregoing to the contrary, the Committee may, in its sole discretion, require that Restricted Shares be issued to and held by the Company or a trustee of a trust set up by the Committee, consistent with the terms and conditions of the Plan, to hold such Restricted Shares until the restrictions thereon have lapsed (in full or in part, in the Committee’s sole discretion), and the Committee may require that, as a condition of any Restricted Share Award, the Participant shall have delivered to the Company or such trustee, as appropriate, a stock power, endorsed in blank, relating to the Restricted Shares covered by the Award.

(e.) Shareholder Rights.

Unless otherwise provided in the applicable Restricted Share Agreement, no Participant (or his executor or administrator or other transferee) shall have any rights of a shareholder in the Company with respect to the Restricted Shares covered by an Award unless and until the Restricted Shares have been duly issued and delivered to him under the Plan.

(f.) Expiration of Restriction Period.

Upon the expiration of the Restriction Period without prior forfeiture of the Restricted Shares (or rights thereto) subject to such Restriction Period, unrestricted Shares shall be issued and delivered to the Participant.

(g) Termination of Employment.

If a Participant’s employment by the Company and its subsidiaries terminates before the end of any Restriction Period with the consent of the Committee, or upon the Participant’s death, retirement (as defined in Section 6(h), above), or disability (as defined by the Committee in its discretion at the time of grant and set forth in the Restricted Share Agreement), the Committee may authorize the issuance to such Participant (or his legal representative or designated beneficiary) of all or a portion of the Restricted Shares which would have been issued to him had his employment continued to the end of the Restriction Period. If the Participant’s employment by the Company and its subsidiaries terminates before the end of any Restriction Period for any other reason, all Restricted Shares shall be forfeited.

Section 8. Performance Shares.

Performance Shares awarded under the Plan shall be subject to the following terms and conditions and such additional terms and conditions not inconsistent with the terms of the Plan as the Committee deems appropriate:

(a.) Performance Periods and Goals.

(i) The performance period for each Award of Performance Shares shall be of such duration as the Committee shall establish at the time of the Award (the “Performance Period”). There may be more than one Award in existence at any one time, and Performance Periods may differ.

(ii) At the time of each Award of Performance Shares, the Committee shall establish a range of performance goals (the “Performance Goals”) to be achieved during the Performance Period. The Performance Goals shall be determined by the Committee using such measures of the performance of the Company over the Performance Period as the Committee shall select, including without limitation earnings, return on capital, or any performance goal approved by the shareholders of the Company in accordance with Section 162(m) of the Code. Performance Shares awarded to Participants will be earned as determined by the Committee with respect to the attainment of the Performance Goals set for the Performance Period. Attainment of the highest Performance Goal for the Performance Period will earn 100% of the Performance Shares awarded for the Performance Period; failure to attain the lowest Performance Goal for the Performance Period will earn none of the Performance Shares awarded for the Performance Period. After the applicable Performance Period shall have ended, the Committee shall certify in writing the extent to which the established Performance Goals have been achieved and the number of Performance Shares earned.

(iii) Attainment of the Performance Goals will be determined by the Committee. If Performance Goals are based on the financial performance of the Company, attainment of the Performance Goals shall be determined from the consolidated financial statements of the Company, as applicable, but shall generally exclude (A) the effects of changes in federal income tax rates, (B) the effects of unusual, non-recurring, and extraordinary items as defined by Generally Accepted Accounting Principles (“GAAP”), and (C) the cumulative effect of changes in accounting principles in accordance with GAAP. The Performance Goals may vary for different Performance Periods and need not be the same for each Participant receiving an Award for a Performance Period. The Committee may, in its sole discretion, subject to the limitations of Section 17, vary the terms and conditions of any Performance Share Award, including without limitation the Performance Period and Performance Goals, without shareholder approval, as applied to any recipient who is not a “covered employee” with respect to the Company as defined in Section 162(m) of the Code. In the event applicable tax or securities laws change to permit the Committee discretion to alter the governing performance measures as they pertain to covered employees without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

(b.) Price.

The purchase price for Performance Shares shall be any price set by the Committee and may be zero. Payment in full of the purchase price, if any, shall be made by certified or bank cashier’s check or other form of payment acceptable to the Company, or, if approved by the Committee, by (i) delivery of unrestricted Shares having a fair market value on the date of such delivery equal to the total purchase price, or (ii) a combination of the preceding methods.

(c.) Acceptance of Performance Shares.

At the time of the Performance Share Award, the Committee may determine that such Shares shall, after vesting pursuant to the Performance Period and Performance Goal provisions described above, be further restricted as to transferability or be subject to repurchase by the Company or forfeiture upon the occurrence of certain events determined by the Committee, in its sole discretion, and specified in the Performance Share Agreement. Awards of Performance Shares must be accepted by the Participant within 30 days (or such other period as the Committee may specify at grant) after the grant date by executing the Performance Share Agreement. The Participant shall not have any rights with respect to the grant of Performance Shares unless and until the Participant has executed the Performance Share Agreement, delivered a fully executed copy thereof to the Company, and otherwise complied with the applicable terms and conditions of the Award.

(d.) Share Restrictions.

Subject to the provisions of the Plan and the applicable Performance Share Agreement, during the Performance Period and any additional restriction period (as described in Section 8(c), above), the Participant shall not be permitted to sell, transfer, pledge, assign, or otherwise encumber the Performance Shares. The Committee shall have the authority, in its sole discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Performance Shares. Unless otherwise determined by the Committee at or after grant or termination of the Participant’s employment, if the Participant’s employment by the Company and its subsidiaries terminates during the Performance Period or any additional period of restriction, all Performance Shares held by such Participant and still subject to restriction shall be forfeited by the Participant.

(e.) Stock Issuances and Restrictive Legends.

Upon execution and delivery of the Performance Share Agreement as described above and receipt of payment of the full purchase price, if any, for the Performance Shares subject to such Performance Share Agreement, the Company shall, as soon as reasonably practicable thereafter, issue the Performance Shares. Performance Shares may be issued, whenever issued, in the form of a certificate, by book entry, or otherwise, in the Company’s sole discretion, and shall bear an appropriate restrictive legend. Notwithstanding the foregoing to the contrary, the Committee may, in its sole discretion, require that the Performance Shares be issued to and held by the Company or a trustee of a trust set up by the Committee, consistent with the terms and conditions of the Plan, to hold such Performance Shares until the restrictions on such Performance Shares have lapsed (in full or in part, in the Committee’s sole discretion), and the Committee may require that, as a condition of any Performance Share Award, the Participant shall have delivered to the Company or such trustee a stock power, endorsed in blank, relating to the Performance Shares covered by the Award.

(f.) Shareholder Rights.

Unless otherwise provided in the applicable Performance Share Agreement, no Participant (or his executor or administrator or other transferee) shall have any rights of a shareholder in the Company with respect to the Performance Shares covered by an Award unless and until the Performance Shares have been duly issued and delivered to him under the Plan.

(g.) Expiration of Restricted Period.

Subject to fulfillment of the terms and conditions of the applicable Performance Share Agreement and any other vesting requirements related to the applicable Performance Period or Performance Goals, and upon the expiration of any additional period of restriction as described in Section 8(c), if any, without prior forfeiture of the Performance Shares (or rights thereto) subject to such Restriction Period, unrestricted Shares shall be issued and delivered to the Participant.

(h.) Termination of Employment.

If a Participant’s employment by the Company and its subsidiaries terminates before the end of any Performance Period with the consent of the Committee, or upon the Participant’s death, retirement (as defined in Section 6(h), above), or disability (as defined by the Committee in its discretion at the time of grant and set forth in the Performance Share Agreement), the Committee, taking into consideration the performance of such Participant and the performance of the Company over the Performance Period, may authorize the issuance to such Participant (or his legal representative or designated beneficiary) of all or a portion of the Performance Shares which would have been issued to him had his employment continued to the end of the Performance Period. If the Participant’s employment by the Company and its subsidiaries terminates before the end of any Performance Period for any other reason, all such Performance Shares shall be forfeited.

Section 9. Restriction on Exercise After Termination.

Notwithstanding any provision of this Plan to the contrary, no unexercised right created under this Plan (an “Unexercised Right”) and held by a Participant on the date of termination of such Participant’s employment with the Company and its subsidiaries for any reason shall be exercisable after such termination if, prior to such exercise, the Participant (a) takes other employment or renders services to others without the written consent of the Company, (b) violates any noncompetition, confidentiality, conflict of interest, or similar provision set forth in the Award Agreement pursuant to which such Unexercised Right was awarded, or (c) otherwise conducts himself in a manner adversely affecting the Company in the sole discretion of the Committee.

Section 10. Withholding Tax.

The Company, at its option, shall have the right to require the Participant or any other person receiving Shares, Restricted Shares, or Performance Shares (including cash in lieu of Performance Shares) to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares, Restricted Shares, or Performance Shares or, in lieu of such payment, to retain or sell without notice a number of such Shares sufficient to cover the amount required to be so withheld. The Company, at its option, shall have the right to deduct from all dividends paid with respect to Shares, Restricted Shares, and Performance Shares the amount of any taxes which the Company is required to withhold with respect to such dividend payments. The Company, at its option, shall also have the right to require a Participant to pay to the Company the amount of any taxes which the Company is required to withhold with respect to the receipt by the Participant of Shares pursuant to the exercise of a Stock Option, or, in lieu of such payment, to retain, or sell without notice, a number of Shares sufficient to cover the amount required to be so withheld. The obligations of the Company under the Plan shall be conditional on such payment or other arrangements acceptable to the Company.

Section 11. Securities Law Restrictions.

No right under the Plan shall be exercisable and no Share shall be delivered under the Plan except in compliance with all applicable federal and state securities laws and regulations. The Company shall not be required to deliver any Shares or other securities under the Plan prior to such registration or other qualification of such Shares or other securities under any state or federal law, rule, or regulation as the Committee shall determine to be necessary or advisable. The Committee may require each person acquiring Shares under the Plan (a) to represent and warrant and agree with the Company, in writing, that such person is acquiring the Shares without a view to the distribution thereof, and (b) to make such additional representations, warranties, and agreements with respect to the investment intent of such person or persons as the Committee may reasonably request. Any certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All Shares or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon or market in which the Shares are then listed or traded, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any certificates evidencing such Shares to make appropriate reference to such restrictions.

Section 12. Change in Control.

(a.) Accelerated Vesting and Company Purchase Option.

Notwithstanding any provision of this Plan or any Award Agreement to the contrary (unless such Award Agreement contains a provision referring specifically to this Section 12 and stating that this Section 12 shall not be applicable to the Award evidenced by such Award Agreement), if a Change in Control or a Potential Change in Control (each as defined below) occurs, then:

(i) Any and all Stock Options theretofore granted and not fully vested shall thereupon become vested and exercisable in full and shall remain so exercisable in accordance with their terms, and the restrictions applicable to any or all Restricted Shares and Performance Shares shall lapse and such Shares and Awards shall be fully vested; provided that no Stock Option or other Award which has previously been exercised or otherwise terminated shall become exercisable; and

(ii) The Company may, at its option, terminate any or all unexercised Stock Options and portions thereof not more than 30 days after such Change in Control or Potential Change in Control; provided that the Company shall, upon such termination and with respect to each Stock Option so terminated, pay to the Participant (or such Participant’s transferee, if applicable) theretofore holding such Stock Option cash in an amount equal to the difference between the fair market value (as defined in Section 6(a), above) of the Shares subject to the Stock Option at the time the Company exercises its option under this Section 12(a)(ii) and the exercise price of the Stock Option; and provided further that if such fair market value is less than such exercise price, then the Committee may, in its discretion, terminate such Stock Option without any payment.

(b.) Definition of Change in Control.

For purposes of the Plan, a “Change in Control” shall mean the happening of either of the following:

(i) When any “person” as defined in Section 3(a)(9) of the 1934 Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the 1934 Act, but excluding the Company, any subsidiary of the Company, and any employee benefit plan sponsored or maintained by the Company or any subsidiary of the Company (including any trustee of such plan acting as trustee), directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act) of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(ii) The occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company, a subsidiary of the Company, or any of their respective affiliates through purchase of assets, by merger, or otherwise. Notwithstanding the foregoing to the contrary, a change in control shall not be deemed to be a Change in Control for purposes of this Plan if the Incumbent Directors of the Board approve or had approved such change (A) described in Sections 12(b)(i), (ii), or 12(c)(i) of this Plan, or (B) prior to the commencement by any person other than the Company of a tender offer for Shares.

(c.) Definition of Potential Change in Control.

For purposes of the Plan, a “Potential Change in Control” means the happening of either one of the following:

(i) The approval by the stockholders of the Company of an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 12(b), above; or

(ii) The acquisition of beneficial ownership of the Company, directly or indirectly, by any entity, person, or group (other than the Company, a subsidiary of the Company, or any Company employee benefit plan (including any trustee of such plan acting as such trustee))

representing 15% or more of the combined voting power of the Company’s outstanding securities and the adoption by the Board of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of the Plan.

Section 13. Changes in Capital Structure.

In the event the Company changes its outstanding Shares by reason of stock splits, stock dividends, or any other increase or reduction of the number of outstanding Shares without receiving consideration in the form of money, services, or property deemed appropriate by the Board, in its sole discretion, the aggregate number of Shares subject to the Plan, the limitation on the number of Shares available under the Plan for issuance pursuant to an Award other than Stock Options, the limitation on the number of Shares subject to ISOs and the limitations on the number of Shares subject to Stock Options, Restricted Shares and Performance Shares granted to any single Participant shall be proportionately adjusted or substituted and the number of Shares, and the exercise price for each Share subject to the unexercised portion of any then-outstanding Award shall be proportionately adjusted, with the objective that the Participant’s proportionate interest in the Company shall reflect equitably the effects of such changes as applicable to the unexercised portion of any then-outstanding Awards, all as determined by the Committee in its sole discretion. In the event of any other recapitalization, corporate separation or division, or any merger, consolidation, or other reorganization of the Company, the Committee shall make such adjustment, if any, as it may deem appropriate to accurately reflect the number and kind of shares deliverable, and the exercise prices payable, upon subsequent exercise of any then-outstanding Awards, as determined by the Committee in its sole discretion. The Committee’s determination of the adjustments appropriate to be made under this Section 13 shall be conclusive upon all Participants under the Plan.

Section 14. No Enlargement of Employee Rights.

The adoption of this Plan and the grant of one or more Awards to an employee of the Company or any of its subsidiaries shall not confer any right to the employee to continue in the employ of the Company or any such subsidiary and shall not restrict or interfere in any way with the right of his employer to terminate his employment at any time, with or without cause.

Section 15. Rights as a Shareholder.

No Participant or his executor or administrator or other transferee shall have any rights of a shareholder in the Company with respect to the Shares covered by an Award unless and until such Shares have been duly issued and delivered to him under the Plan.

Section 16. Acceleration of Rights.

The Committee shall have the authority, in its discretion, to accelerate the time at which a Stock Option or other Award right shall be exercisable whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the grant of the Award.

Section 17. Interpretation, Amendment, or Termination of the Plan.

The interpretation by the Committee of any provision of the Plan or of any Award Agreement executed pursuant to the grant of an Award under the Plan shall be final and conclusive upon all Participants or transferees under the Plan. The Board, without further action on the part of the shareholders of the Company, may from time to time alter, amend, or suspend the Plan or may at any time terminate the Plan, provided that: (a) no such action shall materially and adversely affect any outstanding Stock Option under the Plan without the consent of the holder of such Stock Option; and (b) except for the adjustments provided for in Section 13, above, no amendment may be made by

Board action without shareholder approval if the amendment would require shareholder approval under applicable law or regulation. Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in applicable tax and securities laws and accounting rules, stock exchange or market rules, as well as other developments. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively; provided, no such amendment shall impair the rights of any Participant without the Participant’s consent, unless it is made to cause the Plan or such Award to comply with applicable law, stock exchange or market rules or accounting rules.

Section 18. Unfunded Status of the Plan.

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments or deliveries of Shares not yet made by the Company to a Participant or transferee nothing contained herein shall give any such Participant or transferee any rights that are greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts or other arrangements to meet obligations created under the Plan to deliver Shares or payments hereunder consistent with the foregoing.

Section 19. Protection of Board and Committee.

No member of the Board or the Committee shall have any liability for any determination or other action made or taken in good faith with respect to the Plan or any Award granted under the Plan.

Section 20. Government Regulations.

Notwithstanding any provision of the Plan or any Award Agreement executed pursuant to the Plan, the Company’s obligations under the Plan and such Award Agreement shall be subject to all applicable laws, rules, and regulations and to such approvals as may be required by any governmental or regulatory agencies, including without limitation, any stock exchange or market on which the Company’s Shares may then be listed or traded.

Section 21. Governing Law.

The Plan shall be construed under and governed by the laws of the State of Delaware.

Section 22. Genders and Numbers.

When permitted by the context, each pronoun used in the Plan shall include the same pronoun in other genders and numbers.

Section 23. Captions.

The captions of the various sections of the Plan are not part of the context of the Plan, but are only labels to assist in locating those sections, and shall be ignored in construing the Plan.

Section 24. Effective Date.

The Plan shall be effective December 4, 2000 (the “Effective Date”). The Plan shall be submitted to the shareholders of the Company for approval and ratification as soon as practicable but in any event not later than 12 months after the adoption of the Plan by the Board. If the Plan is not approved and ratified by the shareholders of the Company within 12 months after the adoption of the Plan by the Board, the Plan and all Awards granted under the Plan shall became null and void and have no further force or effect.

Section 25. Term of Plan.

No Award shall be granted pursuant to the Plan on or after the twentieth anniversary of the Effective Date, but Awards granted prior to such twentieth anniversary may extend beyond that date.

Section 26. Savings Clause.

In case any one or more of the provisions of this Plan or any Award shall be held invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the invalid, illegal, or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted, or revised retroactively to permit this Plan or such Award, as applicable, to be construed so as to foster the intent of this Plan. This Plan and all Awards are intended to comply in all respects with applicable law and regulation, including, as applicable, Section 422 of the Code, Rule 16b-3 under the 1934 Act (with respect to persons subject to Section 16 of the 1934 Act (“Reporting Persons”)), and Section 162(m) of the Code (with respect to covered employees as defined under Section 162(m) of the Code (“Covered Employees”)). In case any one or more of the provisions of this Plan or any Award shall be held to violate or be unenforceable in any respect under Code Section 422, if applicable, Rule 16b-3, or Code Section 162(m), then, to the extent permissible by law, any provision which could be deemed to violate or be unenforceable under Code Section 422, Rule 16b-3, or Code Section 162(m) shall first be construed, interpreted, or revised retroactively to permit the Plan or such Award, as applicable, to be in compliance with Code Section 422, Rule 16b-3, and Code Section162(m). Notwithstanding anything in this Plan to the contrary, the Committee, in its sole discretion, may bifurcate the Plan so as to restrict, limit, or condition the use of any provision of this Plan to Participants who are Reporting Persons or Covered Employees without so restricting, limiting, or conditioning this Plan with respect to other Participants.

The Committee may modify the terms of any Award under the Plan granted to a Participant who, at the time of grant or during the term of the Award, is resident or employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order to accommodate differences in local law, regulation, tax policy or custom, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, will be comparable to the value of such Award to a Participant who is resident or employed in the United States. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of the Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval of shareholders of the Company.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

GREIF, INC.

425 WINTER Road

DELAWARE, OH 43015

Electronic Delivery of Future STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Greif, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Greif, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M81438-P58123

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

GREIF, INC.

For All

Withhold All

For All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following:

Item I. THE ELECTION OF ALL DIRECTOR NOMINEES LISTED BELOW (except as marked to the contrary to the right)

01) Vicki L. Avril

02) Bruce A. Edwards

03) Mark A. Emkes

04) John F. Finn

05) David B. Fischer

06) Michael J. Gasser

07) Daniel J. Gunsett

08) Judith D. Hook

09) John W. McNamara

10) Patrick J. Norton

For Against Abstain

Item II. PROPOSAL TO AMEND CERTAIN MATERIAL TERMS OF THE 2001 MANAGEMENT EQUITY INCENTIVE AND COMPENSATION PLAN

NOTE: In addition, the named proxies are authorized to vote, in their discretion, upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

Please date and sign this proxy exactly as your name appears hereon; joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.

Signature [PLEASE SIGN WITHIN BOX]

Date

Signature (Joint Owners)

Date

GREIF, INC.

Electronic Delivery of Proxy Materials

ELECTRONIC MAILINGS WILL LOWER THE COMPANY’S COSTS AND SHOULD BE MORE CONVENIENT FOR YOU.

It’s Easy - Please Follow These 5 Steps:

Greif is pleased to offer our Registered Stockholders the convenience of viewing Proxy Statements, Annual Reports to Stockholders and related materials on-line. With your consent, we can stop sending paper copies of these documents beginning next year and until you notify us otherwise.

1 Log onto the Internet at www.greif.com

2 Go to Investor Relations, then Open Enrollment in the middle of the screen

3 Enter your Social Security or Tax I.D. Number

To participate, please follow the directions on the right. You will receive notification by e-mail when the materials are available for review.

4 Enter your e-mail address

5 Enter a PIN number of your choice

Investor Relations/Proxy E-Delivery

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held on March 3, 2015.

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M81439-P58123

GREIF, INC.

CLASS B PROXY

FOR THE ANNUAL MEETING OF STOCKHOLDERS

CALLED FOR MARCH 3, 2015

The undersigned, being the record holder of Class B Common Stock and having received the Notice of Annual Meeting of Stockholders and the Proxy Statement related thereto dated January 26, 2015, hereby appoints Michael J. Gasser, David B. Fischer, Vicki L. Avril, Bruce A. Edwards, Mark A. Emkes, John F. Finn, Daniel J. Gunsett, Judith D. Hook, John W. McNamara and Patrick J. Norton, and each or any of them as proxies, with full power of substitution, to represent the undersigned and to vote all shares of Class B Common Stock of Greif, Inc. (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 425 Winter Road, Delaware, Ohio 43015, at 10:00 A.M., Eastern Time, on March 3, 2015, and at any adjournment thereof, as indicated on the reverse side.

The Shares represented by this proxy will be voted upon the proposal listed on the reverse side in accordance with the instructions given by the undersigned, but if this proxy is signed and returned and no instructions are given, this proxy will be voted to elect all of the nominees for directors as set forth in Item I on the reverse side, and in the discretion of the proxies on any other matter which properly comes before the Annual Meeting of Stockholders.

Continued and to be signed on reverse side